                                                                   EXHIBIT 10.38
================================================================================



                                CREDIT AGREEMENT


                           Dated as of August 2, 1996


                                     among


                          HOME SHOPPING NETWORK, INC.,
                                  as Borrower,



                            HOME SHOPPING CLUB, INC.

                                      and

                               HSN REALTY, INC.,
                                 as Guarantors,


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent,



                              LTCB TRUST COMPANY,
                              as Collateral Agent,



                      THE BANK OF NEW YORK COMPANY, INC.,
                            as Documentation Agent,


                                      and


                            THE LENDERS PARTY HERETO


================================================================================
                                                        [CS&M Ref. No. 6700-427]

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                          ARTICLE I

                              Definitions and Accounting Matters

SECTION 1.01.             Certain Defined Terms . . . . . . . . . . . . . . . . . . . .            2
SECTION 1.02.             Terms Generally; Certain Accounting
                               Matters  . . . . . . . . . . . . . . . . . . . . . . . .           14

                                          ARTICLE II

                                           Credits

SECTION 2.01.             Commitments . . . . . . . . . . . . . . . . . . . . . . . . .           15
SECTION 2.02.             Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
SECTION 2.03.             Borrowing Procedure . . . . . . . . . . . . . . . . . . . . .           16
SECTION 2.04.             Termination and Reduction of
                               Commitments  . . . . . . . . . . . . . . . . . . . . . .           17
SECTION 2.05.             Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
SECTION 2.06.             Lending Offices . . . . . . . . . . . . . . . . . . . . . . .           18
SECTION 2.07.             Several Obligations; Remedies
                               Independent  . . . . . . . . . . . . . . . . . . . . . .           18
SECTION 2.08.             Evidence of Debt  . . . . . . . . . . . . . . . . . . . . . .           18
SECTION 2.09.             Prepayments . . . . . . . . . . . . . . . . . . . . . . . . .           18
SECTION 2.10.             Conversion and Continuation of
                               Borrowings . . . . . . . . . . . . . . . . . . . . . . .           19
SECTION 2.11.             Letters of Credit . . . . . . . . . . . . . . . . . . . . . .           20

                                         ARTICLE III

                              Payments of Principal and Interest

SECTION 3.01.             Repayment of Loans  . . . . . . . . . . . . . . . . . . . . .           25
SECTION 3.02.             Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .           25

                                          ARTICLE IV

                       Payments; Pro Rata Treatment; Computations, etc.

SECTION 4.01.             Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .           26
SECTION 4.02.             Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . .           27
SECTION 4.03.             Non-Receipt of Funds by the
                               Administrative Agent . . . . . . . . . . . . . . . . . .           27
SECTION 4.04.             Sharing of Payments, etc. . . . . . . . . . . . . . . . . . .           28


                                          ARTICLE V

                               Yield Protection and Illegality

SECTION 5.01.             Additional Costs  . . . . . . . . . . . . . . . . . . . . . .           29
SECTION 5.02.             Alternate Rate of Interest  . . . . . . . . . . . . . . . . .           30
SECTION 5.03.             Illegality  . . . . . . . . . . . . . . . . . . . . . . . . .           31
SECTION 5.04.             Compensation  . . . . . . . . . . . . . . . . . . . . . . . .           31
SECTION 5.05.             Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
August 5,1996
                                          ARTICLE VI

                                          Guarantee

SECTION 6.01.             Unconditional Guarantee . . . . . . . . . . . . . . . . . . .           32
SECTION 6.02.             Validity  . . . . . . . . . . . . . . . . . . . . . . . . . .           33
SECTION 6.03.             Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .           33
SECTION 6.04.             Subordination and Subrogation . . . . . . . . . . . . . . . .           33
SECTION 6.05.             Acceleration  . . . . . . . . . . . . . . . . . . . . . . . .           34
SECTION 6.06.             Reinstatement . . . . . . . . . . . . . . . . . . . . . . . .           34

                                         ARTICLE VII

                                     Conditions Precedent

SECTION 7.01.             Initial Credit Event  . . . . . . . . . . . . . . . . . . . .           35
SECTION 7.02.             Initial and Subsequent Credit Events  . . . . . . . . . . . .           36

                                         ARTICLE VIII

                                Representations and Warranties

SECTION 8.01.             Corporate Existence . . . . . . . . . . . . . . . . . . . . .           37
SECTION 8.02.             Financial Condition . . . . . . . . . . . . . . . . . . . . .           37
SECTION 8.03.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .           38
SECTION 8.04.             No Breach or Default, etc.  . . . . . . . . . . . . . . . . .           38
SECTION 8.05.             Corporate Action  . . . . . . . . . . . . . . . . . . . . . .           38
SECTION 8.06.             Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.07.             Use of Loans  . . . . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.08.             ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.09.             Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.10.             Credit Agreements . . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.11.             Ownership of Assets . . . . . . . . . . . . . . . . . . . . .           39
SECTION 8.12.             Pari Passu Obligations  . . . . . . . . . . . . . . . . . . .           40
SECTION 8.13.             Investment Company Act; Public
                               Utility Holding Company Act  . . . . . . . . . . . . . .           40
SECTION 8.14.             Environmental Matters . . . . . . . . . . . . . . . . . . . .           40
SECTION 8.15.             Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . .           40
SECTION 8.16.             Labor Matters . . . . . . . . . . . . . . . . . . . . . . . .           40
SECTION 8.17.             Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . .           41


                                          ARTICLE IX

                         Covenants of the Borrower and the Guarantors

SECTION 9.01.             Financial Statements; Reports and
                               Other Information  . . . . . . . . . . . . . . . . . . .           41
SECTION 9.02.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .           44
SECTION 9.03.             Corporate Existence, etc. . . . . . . . . . . . . . . . . . .           44
SECTION 9.04.             Payment of Obligations  . . . . . . . . . . . . . . . . . . .           45
SECTION 9.05.             Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .           45
SECTION 9.06.             Sale and Lease-Back Transactions  . . . . . . . . . . . . . .           46
SECTION 9.07.             Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .           47
SECTION 9.08.             Ranking   . . . . . . . . . . . . . . . . . . . . . . . . . .           47
SECTION 9.09.             Business; Fiscal Year   . . . . . . . . . . . . . . . . . . .           48
SECTION 9.10.             Transactions with Affiliates  . . . . . . . . . . . . . . . .           48
SECTION 9.11.             Interest Coverage Test  . . . . . . . . . . . . . . . . . . .           48
SECTION 9.12.             Total Debt Ratio  . . . . . . . . . . . . . . . . . . . . . .           48
SECTION 9.13.             Total Senior Debt Ratio   . . . . . . . . . . . . . . . . . .           48
SECTION 9.14.             Consolidated Net Worth  . . . . . . . . . . . . . . . . . . .           49
SECTION 9.15.             Minimum Operating Cash Flow   . . . . . . . . . . . . . . . .           49
SECTION 9.16.             Capital Expenditures  . . . . . . . . . . . . . . . . . . . .           50
SECTION 9.17.             Interest Rate Protection
                               Agreement    . . . . . . . . . . . . . . . . . . . . . .           50
SECTION 9.18.             Mergers and Sale of Assets  . . . . . . . . . . . . . . . . .           50
SECTION 9.19.             Dispositions of Assets  . . . . . . . . . . . . . . . . . . .           51
SECTION 9.20.             Restricted Payments; Restrictions
                            on Ability of Subsidiaries to
                               Pay Dividends  . . . . . . . . . . . . . . . . . . . . .           51
SECTION 9.21.             Restricted Investments  . . . . . . . . . . . . . . . . . . .           52
SECTION 9.22.             Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . .           53
SECTION 9.23.             Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . .           54
SECTION 9.24.             Certain Agreements  . . . . . . . . . . . . . . . . . . . . .           54
SECTION 9.25.             Compliance with Laws  . . . . . . . . . . . . . . . . . . . .           54
SECTION 9.26.             Further Assurances  . . . . . . . . . . . . . . . . . . . . .           54
SECTION 9.27.             Ownership of the Guarantors   . . . . . . . . . . . . . . . .           54
SECTION 9.28.             Notification of Incurrence of Debt  . . . . . . . . . . . . .           55

                                          ARTICLE X

                                      Events of Default

                                          ARTICLE XI

                      The Administrative Agent and the Collateral Agent


                                         ARTICLE XII

                                        Miscellaneous

SECTION 12.01.            Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .           60
SECTION 12.02.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .           61
SECTION 12.03.            Expenses, etc.  . . . . . . . . . . . . . . . . . . . . . . .           61
SECTION 12.04.            Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . .           62
SECTION 12.05.            Successors and Assigns  . . . . . . . . . . . . . . . . . . .           63
SECTION 12.06.            Assignments and Participation . . . . . . . . . . . . . . . .           63
SECTION 12.07.            Confidentiality . . . . . . . . . . . . . . . . . . . . . . .           64
SECTION 12.08.            Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .           64
SECTION 12.09.            Captions  . . . . . . . . . . . . . . . . . . . . . . . . . .           64
SECTION 12.10.            Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .           64
SECTION 12.11.            Governing Law . . . . . . . . . . . . . . . . . . . . . . . .           65
SECTION 12.12.            Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . .           65
SECTION 12.13.            Severability  . . . . . . . . . . . . . . . . . . . . . . . .           65


Schedule 2.01(a)            Lenders and Commitments
Schedule 2.01(b)            Description of Credit Card Program
Schedule 2.01(c)            Form of Calculation of Financial Ratios
Schedule 2.01(d)            Material Subsidiaries
Schedule 8.10               Credit Agreements
Schedule 9.05               Liens
Schedule 9.07               Indebtedness
Schedule 9.21               Investments

EXHIBIT A                   Form of Assignment and Acceptance
EXHIBIT B                   Form of Promissory Note
EXHIBIT C                   Form of Pledge Agreement
EXHIBIT D                   Form of Opinion of General Counsel to the Credit
                            Parties
EXHIBIT E                   Form of Total Debt Ratio Notice
EXHIBIT F                   Form of Compliance Certificate

                                   CREDIT AGREEMENT dated as of August 2, 1996,
                          among HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Borrower"), HOME SHOPPING CLUB, INC., a Delaware corporation ("HSC"), HSN REALTY, INC., a Delaware corporation ("HSNR"; and, together with HSC, the "Guarantors"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), LTCB TRUST COMPANY as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), THE BANK OF NEW YORK COMPANY, INC., as documentation agent (in such capacity, the "Documentation Agent"), and each of the Lenders (as defined in Article I).


                 WHEREAS, the Borrower and the Guarantors are parties to the Second Amended and Restated Credit Agreement dated as of August 30, 1994 (as amended from time to time, the "Existing Credit Agreement"), pursuant to which the "Lenders" (as defined therein) have made available to the Borrower, under the guarantee of HSC and HSNR, a revolving credit facility providing for loans in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding; and

                 WHEREAS, the Borrower has requested that the revolving credit facility under the Existing Credit Agreement be replaced by this Agreement.

                 WHEREAS, the Lenders are willing to make loans to the Borrower, with the unconditional guarantee of payment by the Guarantors, in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding upon the terms and conditions hereof.

                 WHEREAS, the Borrower has also requested the Issuing Bank (as defined in Article I) to issue letters of credit in an aggregate face amount at any one time outstanding not in excess of $25,000,000.

                 WHEREAS, the Issuing Bank is willing to issue letters of credit to the Borrower and each Lender is willing to take an irrevocable and unconditional pro rata participation in each letter of credit, each letter of credit to be guaranteed by the Guarantors, in an aggregate face amount at any one time outstanding not in excess of $25,000,000 upon the terms and conditions hereof.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       Definitions and Accounting Matters

                 SECTION 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                 "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                 "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

                 "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate in effect for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                 "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

                 "Affiliate" shall mean, with respect to any Person, any other Person (other than a Wholly Owned Subsidiary of such Person), directly or indirectly through one or more intermediaries, controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person (A) is an officer or director of such other Person, (B) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, or (C) directly or indirectly owns or controls 10% or more of such other Person's capital stock. "Controlling" and "controlled" shall have meanings correlative to "control".

                 "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Lending Office" shall mean, for each Lender and for each type of Loan, the Lending Office of such Lender (or of an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

                 "Applicable Margin" shall mean, with respect to any Eurodollar Loan, any ABR Loan or the Commitment Fees, as the case may be, the applicable percentage set forth in its appropriate table below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the Total Debt Ratio as set forth in the Total Debt Ratio Notice most recently delivered under Section 9.01(g) (which Notice shall be effective on the date of the Administrative Agent's receipt thereof in accordance with Section 12.02):


                                          Eurodollar                                 Commitment Fee
           Total Debt Ratio                 Spread               ABR Spread            Percentage
  -------------------------------------------------------------------------------------------------
  Less than 2:1                              .750%                    0%                  .25%
  -------------------------------------------------------------------------------------------------
  Greater than or equal to 2:1,
  but less than 3:1                          .875%                    0%                  .25%
  -------------------------------------------------------------------------------------------------
  Greater than or equal to 3:1,
  but less than 3.5:1                       1.000%                    0%                  .25%
  -------------------------------------------------------------------------------------------------
  Greater than or equal to 3.5:1,
  but less than 4:1                         1.250%                 .250%                 .375%
  -------------------------------------------------------------------------------------------------
  Greater than or equal to 4:1,
  but less than 4.5:1                       1.500%                 .500%                 .375%
  -------------------------------------------------------------------------------------------------
  Greater than or equal to 4.5:1,
  but less than or equal to 5:1             1.750%                 .750%                 .375%
  -------------------------------------------------------------------------------------------------

                 "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost to the Lenders of such insurance.

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

                 "Bankruptcy Code" shall mean the Federal Bankruptcy Code of the United States, 11 U.S.C. Section 101 et seq., as amended from time to time

                 "Base CD Rate" shall mean the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                 "BNY Facility" shall mean the Letter of Credit Facility Agreement dated as of September 28, 1995, as amended, among HSC, HSM Mail Order and HSN Direct, Inc., as applicants, the Borrower and HSNR, as guarantors, The Bank of New York Company, Inc., and The Bank of New York, pursuant to which The Bank of New York issued letters of credit set forth on Annex II to the Pledge Agreement.

                 "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

                 "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                 "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03.

                 "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                 "Capital Expenditures" shall mean, for any period, all amounts that would, in accordance with GAAP, be set forth as "capital expenditures" on the consolidated financial statement of the Borrower and its consolidated Subsidiaries for such period.

                 "Capital Lease" shall mean any lease or other contractual arrangement which under GAAP has been or should be recorded as a capital lease.

                 "Change of Control" shall be deemed to have occurred if:

                 (a) Barry Diller, TCI, Liberty, Silver King or any combination thereof, shall fail to maintain Voting Control of the Borrower;

                 (b) any Person or group shall acquire, directly or indirectly, beneficially or of record, more than 50% of the voting power of TCI;

                 (c) on or after the date on which neither Barry Diller, TCI or Silver King nor any combination thereof maintains Voting Control of the Borrower, any person or group shall acquire, directly or indirectly, beneficially or of record, more than 50% of the voting power of Liberty; provided, however that TCI may spin-off Liberty (or any part thereof) to the shareholders of TCI (which must include the founding and principal shareholders of TCI who as of the date hereof maintain at least 40% of the voting power of TCI as set forth in the proxy statement of TCI dated July 22, 1996, and, in the event of death or incapacitation of any such founding and principal shareholder of TCI, must include his heirs or estate) and provided further that after such spin-off no person or group shall acquire, directly or indirectly, beneficially or of record, more than 50% of the voting power of Liberty;

                 (d) on or after the date on which neither Barry Diller, TCI or Liberty nor any combination thereof maintains Voting Control of the Borrower, Barry Diller, TCI, Liberty or any combination thereof shall fail to maintain, directly or indirectly through controlled Subsidiaries, at least 51% of the voting power of Silver King;

                 (e) any change of control (or similar event, however denominated) with respect to the Borrower or any Subsidiary of the Borrower shall occur (unless otherwise waived) under and as defined in any indenture or agreement in respect to indebtedness to which the Borrower or any Subsidiary of the Borrower is a party; or

                 (f) any Person or group other than Barry Diller, TCI, Silver King or Liberty shall acquire all or substantially all of the assets of the Borrower, TCI, Silver King or Liberty.

For purposes of this definition (i) "Voting Control" of the Borrower shall mean
(x) control, directly or indirectly through Wholly Owned Subsidiaries, of at least 51% of the voting power of the Borrower and (y) the ability to elect a majority of the seats of the board of directors of the Borrower, (ii) "voting power" of any person shall mean the voting power (through ownership of shares, beneficially or of record, by contract or otherwise, representing at least the relevant percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such person) and (iii) "group" shall mean a group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended from time to time.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral Agent" shall mean LTCB Trust Company in its capacity as Collateral Agent under the Pledge Agreement.

                 "Commitment" shall mean, with respect to any Lender, the amount set forth opposite such Lender's name on Schedule 2.01(a) as the same may be terminated or reduced from time to time pursuant to Section 2.04 or reduced or increased from time to time pursuant to one or more assignments under Section 12.06.

                 "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                 "Consolidated Net Worth" shall mean, at any date, all amounts which, in conformity with GAAP, would be included under stockholder's equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such time.

                 "Core Business" shall mean any of the primary businesses in which the Borrower is engaged on the date of this Agreement.

                 "Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of all outstanding Loans of such Lender and its L/C Exposure.

                 "Credit Parties" shall mean the Borrower and the Guarantors.

                 "Cumulative Net Income" shall mean, for any period, the sum of the net income (but not any net loss) of the Borrower and its Subsidiaries (including the Guarantors) on a consolidated basis for such period, determined in accordance with GAAP, for each Fiscal Quarter falling within such period.

                 "Default" shall mean an Event of Default or any event or condition which with notice or lapse of time or both would constitute an Event of Default.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Effective Date" shall mean the date on which this Agreement shall have been executed and delivered by each of the parties provision for whose signature has been made on the signature pages hereof, and each of the conditions precedent set forth in Section 7.01 has been satisfied.

                 "Environmental Law" shall have the meaning assigned to such term in Section 8.14.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Credit Party or is under common control (within the meaning of Section 414(c) of the Code) with any Credit Party, or, solely for purposes of Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                 "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                 "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                 "Event of Default" shall have the meaning assigned to that term in Article X.

                 "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fees" shall mean the Commitment Fees, the L/C Participation Fees and the Fronting Fees.

                 "Financial Officer" shall mean the chief financial officer, the principal accounting officer, treasurer or controller of the Borrower.

                 "Fiscal Quarter" shall mean, a period of three consecutive calendar months commencing on any January 1, April 1, July 1 and October 1 in any Fiscal Year.

                 "Fiscal Year" shall mean, for any Credit Party or Subsidiary, the 12 consecutive calendar months' period commencing on such date and on January 1 of each calendar year thereafter and ending on December 31 of such calendar year; and "Fiscal 1996", "Fiscal 1997", and any other year so designated shall mean the Fiscal Year ending on December 31 of the indicated calendar year.

                 "Fronting Fee" shall have the meaning assigned to such term in
Section 2.05(c).

                 "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as in effect (unless otherwise specified in this Agreement) from time to time.

                 "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Guaranteed Program" shall have the meaning assigned to that term in Schedule 2.01(b).

                 "Guarantor" shall mean HSC and HSNR, individually, and "Guarantors" shall mean HSC and HSNR, collectively.

                 "Hedging Agreements" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into by the Borrower or any of its Subsidiaries.

                 "Indebtedness" shall mean, for any Person (but without duplication):

                 (a) all indebtedness and other obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not overdue by more than 180 days), including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                 (b) all obligations of such Person under Hedging Agreements;

                 (c) the stated amount of all letters of credit (including the Letters of Credit) issued for the account of such Person and (without duplication) all drafts drawn thereunder, and the aggregate face amount of all banker's acceptances as to which such Person is obligated;

                 (d) all obligations of such Person under any Capital Leases;

                 (e) all obligations of such Person in connection with employee benefit or similar plans;

                 (f) all obligations of such Person in respect of guarantees, whether direct or indirect (including agreements to "keep well" or otherwise ensure a creditor against loss) with respect to any indebtedness or other obligation of any other Person of the type described in any of clauses (a) through (e) above;

                 (g) all indebtedness or other obligations referred to in any of clauses (a) through (f) above secured by any Lien upon property owned by such Person, whether or not such Person is liable on any such obligation; and

                 (h) all obligations of any Credit Party or Subsidiary under the Program, individually or in the aggregate, in excess of $3,000,000.

                 "Interest Expense" shall mean, for any period, all interest expense of the Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP.

                 "Interest Payment Date" shall mean, (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                 "Interest Period" shall mean with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, however, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                 "Investment" shall mean, for any Person, (a) the acquisition (whether for cash, property, services or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities or obligations of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, or loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or other extension of credit to customers of the Borrower or to customers of the Borrower's Subsidiaries having a term not exceeding 90 days arising in the ordinary course of business); (c) the entering into any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such person; or (d) the entering into any Hedging Agreement.

                 "Issuing Bank" shall mean The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.11(i).

                 "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.11.

                 "L/C Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

                 "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall be its Pro Rata Percentage of the total L/C Exposure at such time.

                 "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(b).

                 "Lenders" shall mean (a) the financial institutions listed on
Schedule 2.01(a) (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                 "Letter of Credit" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 2.11.

                 "Liberty" shall mean Liberty Media Corporation, a Delaware corporation.

                 "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "Lien" shall mean, with respect to any asset or other property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset or property, any agreement to grant any of the foregoing with respect to such asset or property, and the filing of a financing statement or similar recording in any jurisdiction with respect to such asset or property, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or property,
(c) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectibility on the transferor) and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                 "Loan Documents" shall mean this Agreement, the Notes, the Pledge Agreement, the Letters of Credit and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

                 "Loans" shall mean the loans provided for by Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

                 "Majority Banks" shall mean at any time Lenders having Credit Exposures and unused Commitments representing at least 51% of the Total Commitment.

                 "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                 "Material Adverse Effect" shall mean material adverse effect on (a) the business, operations or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) the ability of any Credit Party to perform any of its Obligations under any of the Loan Documents.

                 "Material Subsidiary" shall mean, at any time, a Subsidiary the book value of whose tangible assets at such time exceeds 10% of the book value of the total tangible assets of the Borrower and its Subsidiaries (on a consolidated basis), which as of the date of this Agreement are as listed on
Schedule 2.01(d).

                 "Material Subsidiary Group" shall mean, at any time, a group of any two or more Subsidiaries which at such time has a combined aggregate book value of tangible assets in excess of 10% of the book value of the total tangible assets of the Borrower and its Subsidiaries (on a consolidated basis).

                 "Maturity Date" shall mean the third anniversary of the Effective Date.

                 "Multiemployer Plan" shall mean a plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Non-Material Subsidiary" shall mean, at any time, a Subsidiary that is not a Material Subsidiary.

                 "Notes" shall mean the promissory notes provided for by
Section 2.08.

                 "Obligations" shall mean all obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent, the Issuing Bank, and the Lenders (or any of the foregoing) now or in the future existing under or in connection with any Loan Document or any related document (as any Loan Document or document may from time to time be respectively amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing, including (a) the payment of any principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set forth for prepayment or otherwise, and the payment of any fees, expenses or other amounts under any Loan Document, (b) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of Letters of

Credit disbursements, interest thereon and the obligations to provide cash collateral and (c) all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement.

                 "Operating Cash Flow" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries (including the Guarantors) on a consolidated basis:

                 (a) operating profit of such Persons for such period; plus

                 (b) (to the extent already deducted in arriving at operating profit) depreciation and amortization expense for such Persons for such period; plus

                 (c) (to the extent already deducted in arriving at operating profit) non-cash compensation expense related to the Borrower's executive stock award program and the Borrower's equity participation plan;

all as shown on the consolidated financial statements, including the notes thereto, of the Borrower and its consolidated Subsidiaries for such period. Operating Cash Flow for the four-Fiscal Quarter period ended June 30, 1996 is as set forth in Schedule 2.01(c).

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" shall mean any individual, corporation, company, association, partnership, trust, joint venture, unincorporated organization, limited liability company, Governmental Authority or other entity.

                 "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                 "Pledge Agreement" shall mean the Pledge Agreement, executed and delivered by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit C.

                 "Pledged Securities" shall mean all of the shares of capital stock of the Guarantors owned beneficially and of record by the Borrower, together with all stock certificates, options and rights of any nature that may be issued or granted by HSC and/or HSNR to the Borrower while this Agreement is in effect.

                 "Post-Default Rate" shall mean a rate per annum, during the period commencing on the date on which any Obligation is not paid in cash in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in cash in full, equal to a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus 2.00% per annum.

                 "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                 "Program" shall have the meaning assigned to that term in
Schedule 2.01(b).

                 "Pro Rata Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lenders's Commitment. If the Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 12.06.

                 "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law).

                 "SEC Report" shall mean, with respect to any Person, any document filed at any time with the Securities and Exchange Commission (or any successor thereto) by or on behalf of such Person and available to the public.

                 "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the successors and assigns of the foregoing and (f) The Bank of New York under the BNY Facility.

                 "Short-Term Debt" shall mean, for any Person, all Indebtedness of such Person which would be short-term debt, whether direct or contingent, under GAAP as in effect on the date of this Agreement.

                 "Silver King" shall mean Silver King Communications, Inc., a Delaware corporation.

                 "Special Program" shall have the meaning assigned to that term in Schedule 2.01(b).

                 "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch,

Affiliate, or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute a eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Subordinated Debentures" shall mean the Borrower's 5-7/8% Convertible Subordinated Debentures due March 1, 2006.

                 "Subsidiary" shall mean any corporation, partnership or other Person (a) of which at least a majority of the outstanding shares of capital stock or other ownership interests ordinarily having, in the absence of contingencies, by the terms thereof voting power to elect a majority of the board of directors or (b) that is at the time any determination is made directly or indirectly owned or controlled by any Credit Party or by the Borrower and/or either Guarantor, and in any event shall include the Guarantors and their respective subsidiaries.

                 "TCI" shall mean Tele-Communications, Inc., a Delaware corporation (formerly called TCI/Liberty Holdings, Inc.).

                 "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                 "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

                 "Total Debt" shall mean, for any Person at any time, all Indebtedness of such Person at such time (including all long-term senior and subordinated Indebtedness, all Short-Term Debt, the stated amount of all letters of credit (including the Letters of Credit) issued for the account of such Person and (without duplication) all unreimbursed draws thereunder), as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Borrower delivered for such period pursuant to
Section 9.01 or referred to in Section 8.02). Total Debt of the Borrower and its consolidated Subsidiaries as at the end of the four-Fiscal Quarter period ended June 30, 1996 is as set forth on Schedule 2.01(c).

                 "Total Debt Ratio" shall mean, at any time, the ratio of (a) Total Debt of the Borrower and its consolidated Subsidiaries as at the end of the Borrower's four-Fiscal Quarter period most recently ended as of such time, to (b) Operating Cash Flow for the same period, as shown in the Total Debt Ratio Notice for such period.

                 "Total Debt Ratio Notice" shall mean each notice provided for in Section 7.01(f) or Section 9.01(g).

                 "Total Senior Debt" shall mean, for any Person at any time, all Indebtedness of such Person at such time (including all long- and Short-Term Debt, the stated amount of all letters of credit (including the Letters of Credit) issued for the account of such Person and (without duplication) all unreimbursed draws thereunder), as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Borrower delivered for such period pursuant to Section 9.01 (or referred to in Section 8.02); provided, however, that Total Senior Debt shall not include (a) any obligation of the Borrower to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by the Borrower, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, guarantee or obligation of the Borrower which is expressly subordinate or junior in right of payment in any respect to any other Indebtedness, guarantee or obligation of the Borrower, including any senior subordinated Indebtedness and any subordinated obligations or (e) any obligations with respect to any capital stock. Total Senior Debt of the Borrower and its consolidated Subsidiaries as at the end of the four-Fiscal Quarter period ended June 30, 1996 is as set forth on Schedule 2.01(c) hereto.

                 "Total Senior Debt Ratio" shall mean, at any time, the ratio of (a) Total Senior Debt of the Borrower and its consolidated Subsidiaries as at the end of the Borrower's four-Fiscal Quarter period most recently ended as of such time, to (b) Operating Cash Flow for the same period, as shown in the Total Senior Debt Ratio Notice for such period.

                 "Type", when used in respect of any Loan or Borrowing, shall refer to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                 "Wholly Owned Subsidiary" shall mean any Person of which all of such ownership interests, other than directors' qualifying shares, are so owned or controlled.

                 SECTION 1.02.  Terms Generally; Certain Accounting Matters.
(a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                 (b) Unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (c) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent on behalf of itself and the Lenders hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder after the date hereof (or, prior to the delivery of the first financial statements furnished to the Lenders hereunder, used in the preparation of the audited financial statements referred to in Section 8.02). All calculations made for the purposes of determining compliance with the terms of Sections 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17,
9.18, 9.20, 9.21 and 9.22 shall, except as otherwise expressly provided herein, be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements then most recently furnished to the Lenders pursuant to Section 9.01 (or referred to in Section 8.02) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which cases such calculations shall be made on a basis consistent with those used in the preparation of the most recent financial statements as to which such objection shall not have been made.

                 (c) The Borrower shall deliver to the Administrative Agent, with sufficient copies for delivery to the Lenders, contemporaneously with delivery of any annual or quarterly financial statement under Section 9.01 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recently preceding annual or quarterly financial statements as to which no objection shall have been made in accordance with the last sentence of subsection (b) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.


                                   ARTICLE II

                                    Credits

                 SECTION 2.01. Commitments. Each Lender severally agrees, on the terms and subject to the conditions of this Agreement and relying upon the representations and warranties herein set forth, to make Loans to the Borrower from time to time during the period from and including the date hereof to but not including the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in (a) the aggregate Credit Exposure exceeding the Total Commitment then in effect or (b) the sum of such Lender's Credit Exposure exceeding such Lender's Commitment. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, pay or repay and reborrow Loans.

                 SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

                 (b) Subject to Sections 5.02 and 5.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                 (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account set forth in Section 4.01(a) or to such other account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                 (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. The Interest Period for any ABR Borrowing shall in no event extend beyond the Maturity Date.

                 SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy (or request by telephone, which telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02 and this Section. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section
2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

                 SECTION 2.04. Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date if not terminated earlier pursuant to the terms of this Agreement.

                 (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) no such termination or reduction shall be made
(A) which would reduce the Total Commitment to an amount that is less than aggregate Credit Exposure at the time or (B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Credit Exposure.

                 (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination, the Commitment Fees on the amount of the Commitments so terminated accrued to but excluding the date of such termination.

                 SECTION 2.05. Fees. (a) Commitment Fee. The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the applicable Commitment Fee Percentage (as set forth in the definition of Applicable Margin) per annum on the average daily unused amount of the Commitment of such Lender during the preceding Fiscal Quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). The Administrative Agent shall calculate the aggregate amount of Commitment Fees in respect of such Fiscal Quarter (or shorter period) by applying the applicable Commitment Fee Percentage in effect on each day during such period to the average daily unused amount of the Commitments on each such day. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

                 (b) L/C Participation Fee. The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a fee (the "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate undrawn amount of all outstanding Letters of Credit during the preceding Fiscal Quarter (or shorter period commencing with the Effective Date and ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments shall have been terminated) at a rate equal to (i) 3/8 of 1% per annum if the Total Debt Ratio is less than 3:1 and (ii) 40% of the Applicable Margin for Eurodollar Loans if the Total Debt Ratio is greater than or equal to 3:1. All L/C Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                 (c) Fronting Fee, etc. The Borrower agrees to pay to the Issuing Bank a fronting fee (the "Fronting Fee"), and the customary issuance, amendment, administrative and drawing fees, as agreed upon in writing by the Borrower and the Issuing Bank.

                 All Fees and all other fees agreed upon by the Borrower and the Administrative Agent or the Issuing Bank shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees or other fees shall be refundable under any circumstances.

                 SECTION 2.06. Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                 SECTION 2.07. Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not in itself relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan required to be made by such other Lender. The amounts payable by any Credit Party at any time hereunder and under any other Loan Document to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank to consent to, or be joined as an additional party in, any proceedings for such purposes.

                 SECTION 2.08. Evidence of Debt. (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B, dated the date of this Agreement, payable to the order of such Lender in a principal amount equal to the amount of its Commitment and otherwise duly completed. Each Loan made by each Lender, and all payments and prepayments made on account of the principal thereof and interest thereon, and all conversions of such Loans, shall be recorded by such Lender in accordance with its usual practice and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that no failure by any Lender to make such recording or endorsement (or any error in such recording or endorsement) shall affect the obligations of any Credit Party under this Agreement or any other Loan Document to such Lender or the holder of such Note.

                 (b) Each Lender shall be entitled to have its Note subdivided or reissued in connection with an assignment of all or any portion of its Commitment, Loans and Note pursuant to Section 12.06(b).

                 (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the Interest Period applicable thereto and all conversions of such Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Credit Party and each Lender's share thereof.

                 (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                 SECTION 2.09. Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) in the case of a Eurodollar Borrowing, upon at least three Business Days' prior written or telecopy notice to the Administrative

Agent before 11:00 a.m., New York City time or (ii) in the case of an ABR Borrowing, upon at least one Business Day's prior written or telecopy notice to the Administrative Agent before 10:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                 (b) In the event of any termination of all the Commitments, the Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Credit Exposure after giving effect thereto and (ii) if the aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.09 shall be subject to Section 5.04, but otherwise without premium or penalty. All prepayments under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                 (A) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                 (B) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                 (C) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                 (D) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 5.04;

                 (E) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or, except during the month prior to the termination of the Commitments and subject to availability, continued as a Eurodollar Borrowing; and

                 (F) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

                 (G) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be continued as or converted into a Eurodollar Loan.

                 (b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 (and the contents thereof) and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section
2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

                 SECTION 2.11 Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. The Issuing Bank agrees, subject to the terms and conditions set forth herein, to issue Letters of Credit requested by the Borrower in an aggregate amount at any time outstanding not to exceed the amount of its L/C Commitment. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                 (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $25,000,000, and (B) the aggregate Credit Exposure shall not exceed the Total Commitment. Upon request of any Lender, the Administrative Agent shall provide to such Lender the amount and expiration date of any outstanding Letter of Credit.

                 (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

                 (d) Participations. By the issuance of a Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit and any related Letter of Credit application equal to such Lender's Pro Rata Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) below, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension (provided that such amendment, renewal or extension complies with this Section 2.11) of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                 (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent, for the account of the Issuing Bank, an amount equal to such L/C Disbursement not later than 5:00 p.m., New York City time, on the date that such L/C Disbursement is made or, if the Borrower shall not have received notice of such L/C Disbursement prior to 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or prior to the time specified in the preceding sentence, then (i) such unpaid amount shall bear interest, for each day from and including the date specified for payment of such L/C Disbursement in the preceding sentence, to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans pursuant to Section 3.02(c), (ii) the Administrative Agent shall promptly notify the Issuing Bank and the Lenders thereof, (iii) each Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and
(iv) the Administrative Agent shall promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent shall promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to this paragraph prior to the time that any Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

                 (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                 (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, or any term or provision therein;

                 (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Loan Document;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent, the Collateral Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                 (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                 (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent, the Collateral Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                 Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank.

However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary and, may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right in its sole discretion to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit. In making any payment under any Letter of Credit, the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in substantial compliance with the terms of such Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                 (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall also as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                 (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                 (i) Resignation of Issuing Bank. The Issuing Bank may resign at any time by giving 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees owed to the Issuing Bank pursuant to Sections 2.05(b) and (c). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by a written agreement entered into by such successor, and, from and after the effective date of such agreement, (i) such successor Issuing Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and
(ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of a Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                 (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date; provided that such deposit shall become due and payable automatically, without demand or other notice of any kind, upon any Event of Default with respects to the Borrower described in clause (e), (f) or (g) of Article X. The Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest in such cash, account and proceeds thereof, as additional security to the payment of the Obligations. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and any balances therein. Other than any interest earned on the investment of such deposits in cash or cash equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements from time to time for which they shall not have been reimbursed in accordance with paragraph (e) above, (ii) be held for the satisfaction of the portion of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the persons depositing the same within three Business Days after all Events of Default have been cured or waived.

                 (k) Termination or Reduction of L/C Commitment. The Borrower may permanently terminate, or from time to time in part permanently reduce, the L/C Commitment, in each case upon at least one Business Day's prior written or telecopy irrevocable notice to the Administrative Agent and the Issuing Bank; provided that, after giving effect to such termination or reduction, the aggregate L/C Commitment shall not be less than the L/C Exposure at such time.

                                  ARTICLE III

                       Payments of Principal and Interest

                 SECTION 3.01. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount then outstanding of all Loans of such Lender on the Maturity Date.

                 SECTION 3.02. Interest. The Borrower shall pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum and at the following times:

                 (a) Subject to the provisions of clause (c) below, during such periods as such Borrowing is a Eurodollar Borrowing, for each Interest Period relating thereto, the Adjusted LIBO Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) for such Borrowing for such Interest Period plus the Applicable Margin in effect for each day during such Interest Period.

                 (b) Subject to the provisions of clause (c) below, during such periods as such Borrowing is an ABR Borrowing, the Alternate Base Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) plus the Applicable Margin in effect for each day during such Borrowing.

                 (c) Notwithstanding the foregoing, at any time during the period commencing on the date on which any Obligation is not paid in cash in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in cash in full, the Borrower shall pay to the Administrative Agent for account of each Lender interest on the principal of all Loans and (to the fullest extent permitted by law) on any unpaid interest or any other amount payable by the Borrower hereunder or under any other Loan Document held by such Lender at the Post-Default Rate.

                 (d) Accrued interest on each Loan shall be payable (i) on each Interest Payment Date for such Loan and (ii) in any case, on the date on which any principal amount thereof is paid or prepaid or converted to a Loan of another type on the portion thereof being so paid, prepaid or converted, except that interest on any principal, interest or other amount payable at the Post-Default Rate shall be payable from time to time on demand. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 (e) If the Borrower shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period in accordance with Section 9.01(g), and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or Commitment Fee hereunder would increase, the Borrower agrees that the interest rate on the Loans shall, by operation of the definition of Applicable Margin, automatically increase on the date such Total Debt Ratio

         Notice is duly given in accordance with Section 12.02.  In addition,
         (i) such increase shall be retroactive to the date on which such Total Debt Ratio Notice should have been delivered in accordance with
         Section 9.01(g) and (ii) the incremental interest for the retroactive period shall be payable on the next date on which interest is payable under the Loan Documents (or, if no further interest or Commitment Fee is payable, immediately on demand by the Administrative Agent or any Lender). If the Borrower shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period, and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or Commitment Fee hereunder would decrease, then such decrease shall be effective from the date on which such Total Debt Ratio Notice is received by the Administrative Agent, and shall have no retroactive effect.

                 (f) No provision of this Agreement, any other Loan Document or any other document delivered in connection herewith or with either thereof and no transaction contemplated hereby or thereby shall be construed or shall operate so as to require any Credit Party or any other Person liable for payment of any of the Obligations to pay interest in an amount or at a rate greater than the maximum allowed from time to time by applicable law. Should any interest or other charges paid by any Credit Party or any such other Person under any such document result in a computation or earning of interest in excess of the maximum rate of interest permitted under applicable law in effect while such interest is being earned, then such excess shall be and hereby is waived by each Lender and all such excess shall be automatically credited against and in reduction of the principal balance of such amounts payable under such documents and any portion of such excess received by any Lender shall be paid over by such Lender to such Credit Party or such other Person, as the case may be, it being the intent of the parties hereto that under no circumstances shall the Credit Party or such other Person be required to pay interest in excess of the maximum rate allowed by such applicable law.

                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations, etc.

                 SECTION 4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of Obligations shall be made in Dollars, in immediately available funds and without set-off, counterclaim, defense or deduction of any kind, to the Administrative Agent at account name: Home Shopping Network, Inc., Clearing account number 323-5-07530, maintained by the Administrative Agent, care of Agent Bank Services Group, at its offices at 140 East 45th Street, 29th Floor, New York, New York 10017 (or at such other account or at such other place or in such other manner as the Administrative Agent may notify the Borrower and the Lenders from time to time), not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any Credit Party with such Lender or any affiliate of such Lender (with subsequent notice to any Credit Party; provided that such Lender's failure to give such notice shall not affect the validity of such debit). The appropriate Credit Party shall at the time of making a payment under this Agreement or any other Loan Document specify to the Administrative Agent (i) the account from which the payment funds will be transmitted and the manner and approximate time of such transmission and (ii) the Loans or other amounts payable by such Credit Party hereunder to which such payment shall be applied, and in the event that it shall have failed to specify, or if an Event of Default shall have occurred and be continuing, the Administrative Agent may distribute such payment to the Lenders in such manner as it or the Majority Lenders may deem appropriate, subject to Section 4.02.

                 (b) Each payment received by the Administrative Agent under this Agreement or any other Loan Document for account of a Lender shall be paid promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

                 (c) If the due date of any payment (including principal of or interest on any Borrowing or any Fees or any other fees or other amounts) to be made hereunder or under any other Loan Document would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day (and such extension of time shall in such case be included in the computation of interest, Fees or other fees, if applicable, unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such date shall be changed to the next preceding Business Day).

                 SECTION 4.02. Pro Rata Treatment. (a) Except to the extent otherwise provided herein:

                 (i) each Borrowing from the Lenders under Section 2.01 shall be made from the Lenders, each payment of Commitment Fee under Section
         2.05 shall be made for account of the Lenders and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the Commitments of the Lenders, pro rata according to the amounts of their respective unused Commitments;

                 (ii) each conversion of Loans of a particular Type (other than conversions provided for by Section 5.01) shall be made pro rata among the Lenders holding Loans of such Type according to the respective principal amounts of such Loans held by such Lenders; and

                 (iii) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular type shall be made to the Administrative Agent for account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders.

                 (b) Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                 SECTION 4.03. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or any Credit Party prior to the date on which such Lender or Credit Party is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of any Credit Party) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient or recipients on such date and, if such Lender or such Credit Party, as the case may be, has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                 SECTION 4.04. Sharing of Payments, etc. Each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it in ordinary deposit accounts of any Credit Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due any Credit Party), in which case it shall promptly notify the relevant Credit Party and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Each Lender agrees that, if any Lender shall obtain payment of any principal of or interest on any Loan or L/C Exposure made by it to the Borrower, or any other amount payable to such Lender, under this Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right, and, as a result of such voluntary or involuntary payment, such Lender shall have received a greater percentage of the principal, interest or such other amount then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall be deemed simultaneously to have purchased at face value from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans and L/C Exposure made by other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or such other amount due to the Lenders hereunder. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Credit Party agrees that any Lender so purchasing a participation (or direct interest) in the Loans and L/C Exposure made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Credit Party. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.04 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.04 to share in the benefits of any recovery on such secured claim.

                                   ARTICLE V

                        Yield Protection and Illegality

                 SECTION 5.01. Additional Costs. (a) The Borrower shall pay directly to each Lender or the Issuing Bank, as the case may be, upon demand from time to time such amounts as the Issuing Bank or such Lender, as the case may be, may determine to be necessary to compensate it for any costs which the Issuing Bank or such Lender, as the case may be, determines are attributable to its issuing, maintaining or participating in any Letter of Credit or its making or maintaining of any Eurodollar Loans to the Borrower or its obligation to make any Eurodollar Loans to the Borrower hereunder, or any reduction in any amount receivable by the Issuing Bank or Lender hereunder in respect of any of such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which (i) changes the basis of taxation of any amounts payable to the Issuing Bank or such Lender, as the case may be, by any Credit Party under this Agreement or any other Loan Document in respect of any of such Loans (other than changes in respect of taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office) or Letters of Credit; or (ii) imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Issuing Bank or such Lender, as the case may be, (including any of such Loans or Letters of Credit or any deposits referred to in the definition of "LIBO Rate"), or the Commitment of such Lender; or (iii) imposes any other condition affecting this Agreement or any other Loan Document (or any of such extensions of credit or liabilities) or the Commitments.

                 (b) Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make, and to convert ABR Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all Eurodollar Loans held by such Lender shall be automatically converted into ABR Loans at the end of the then current Interest Period for each of them, or on such earlier date as such Lender may specify in writing as being the last permissible date for such prepayment under applicable law, rules or regulations).

                 (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay to the Issuing Bank and to each Lender from time to time on request such amounts as the Issuing Bank or such Lender, as the case may be, may determine to be necessary to compensate the Issuing Bank or such Lender, as the case may be, for any costs which it determines are attributable to the maintenance by the Issuing Bank or such Lender (or any Applicable Lending Office), as the case may be, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any Governmental Authority, of capital in respect of the Issuing Bank's or such Lender's Commitment (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of the Issuing Bank or such Lender (or any Applicable Lending Office) to a level below that which the Issuing Bank or such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

                 (d) Determinations and allocations by the Issuing Bank and any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or Letters of Credit or its obligation to make Loans or Letters of Credit, or to participate in Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive absent manifest error.

                 (f) A certificate of a Lender or the Issuing Bank, as the case may be, setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company as specified in paragraph
(a), (b) or (c) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate delivered by it within five days after its receipt of the same. Notwithstanding the foregoing, no Lender or the Issuing Bank shall have the right to collect payments from the Borrower pursuant to paragraph (c) of this
Section 5.01 unless it is the policy of the Issuing Bank or such Lender, as the case may be, at the time of such collection, to collect similar payments from other borrowers (if any) who are similarly situated as the Borrower, including with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments.

                 (g) Failure or delay on the part of the Issuing Bank or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the Issuing Bank's or such Lender's right to demand such compensation. The protection of this Section shall be available to the Issuing Bank and each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                 SECTION 5.02. Alternate Rate of Interest. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Borrowing for any Interest Period therefor:

                 (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Loans as provided herein; or

                 (b) the Administrative Agent or any Lender determines (which determination shall be conclusive), and so notifies the Administrative Agent, that the rates of interest referred to in the definition of "LIBO Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined do not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loans for such Interest Period; or

                 (c) the Administrative Agent determines (which determination shall be inclusive) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate;

then the Administrative Agent shall, as soon as practicable, give the Borrower notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans or to convert ABR Loans into Eurodollar Loans and the Borrower shall, on the last day or days of the then current Interest Period or Periods for the outstanding Eurodollar Loans, either repay such Loans as provided in Section 3.01 or convert such Loans into ABR Loans in accordance with Section 2.10.

                 SECTION 5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrower and such Lender's obligation to make Eurodollar Loans shall be suspended until such time (prior to the termination of the Commitment pursuant to the terms of this Agreement) as such Lender may again make and maintain Eurodollar Loans and such Lender's outstanding Eurodollar Loans shall be automatically converted into ABR Loans, as such Lender may select, at the end of the then current Interest Period for each of them, or on such earlier date as such Lender may specify in writing as being the last permissible date for such prepayment under applicable laws, rules or regulations.

                 SECTION 5.04. Compensation. The Borrower shall pay to each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including costs arising from premature termination of such Lender's obligations under any Hedging Agreement) which such Lender determines are attributable to:

                 (a) any payment, prepayment or conversion of a Loan for any reason (including the acceleration of the Loans pursuant to Article X) on a date other than the last day of an Interest Period for such Loan; or

                 (b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article VII to be satisfied) to borrow or convert into a Eurodollar Loan on the date for such borrowing or conversion specified in the relevant Borrowing Request given pursuant to Section 2.03 or notice of conversion given pursuant to Section 2.10.

Such Lender shall deliver to the Borrower, promptly upon such request, a certificate setting forth in reasonable detail the basis for calculation of such amounts, the contents of such certificate being, in the absence of manifest error therein, conclusive evidence of such amounts; provided that the failure of such Lender to deliver such certificate shall in no way affect such Lender's rights to such compensation. The failure of any Lender to request the compensation provided for in this Section 5.04 in any instance shall not affect such rights of such Lender in any other instance or of any other such Lender in any instance.

                 SECTION 5.05. Taxes. All payments of Obligations (as used in this Section 5.05, "Payments") shall be made free and clear of, and without deduction by reason of, any and all taxes, duties, assessments, withholdings, retentions or other similar charges whatsoever imposed, levied, collected, withheld or assessed by any jurisdiction or any agency or taxing authority thereof or therein (as used in this Section 5.05, "Taxes"), all of which shall be paid by the Borrower for its own account not later than the date when due. If the Borrower is required by law to deduct or withhold any Taxes from any Payment, the Borrower shall: (a) make such deduction or withholding;
(b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due (irrespective of the rate of such deduction or withholding); (c) deliver to such Lender, promptly and in any event within 30 days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to such Lender of the payment when due of the full amount of such Taxes; and (d) pay to the respective Lender, forthwith upon any request by such Lender therefor from time to time, such additional amounts as may be necessary so that such Lender receives, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement or the Notes as if no such deduction or withholding had been made.

                 Each Lender that is not organized under the laws of the United States or of any political subdivision thereof agrees that it will deliver to the Borrower on the date of its initial Loan and thereafter as may be required from time to time by applicable law or regulation United States Internal Revenue Service Form 4224 or 1001 (or any successor form) or such other form as from time to time may be required to demonstrate that payments made by the Borrower to such Lender under this Agreement or such Note either are exempt from United States Federal withholding taxes or are payable at a reduced rate (if any) specified in any applicable tax treaty or convention.

                 Each Lender agrees to use reasonable efforts to transfer its Commitment or Loans to another Applicable Lending Office of such Lender if such transfer would avoid the need for or mitigate the amount of any deduction or withholding of Taxes on payments of interest to such Lender under this Agreement thereafter, but no Lender shall be required to make such transfer if such Lender determines in its sole discretion that such Lender would suffer any legal, economic or regulatory disadvantage.

                 Without limiting the survival of any other provisions of this Agreement or the Notes, the obligations of the Borrower under this Section,
Section 5.01 and Section 5.04 shall survive the repayment of the Loans and the Notes.


                                   ARTICLE VI

                                   Guarantee

                 SECTION 6.01. Unconditional Guarantee. For valuable consideration, receipt of which is hereby acknowledged, and to induce the Lenders to make Loans to the Borrower and to induce the Issuing Bank to issue Letters of Credit, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees the payment to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Agent, each of the Lenders, as a primary obligor and not as a surety, the Obligations, and, in the case of any extension of time of payment, in whole or in part, that all such Obligations in cash in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof or of any such extension. Each of the Guarantors hereby agrees that the Obligations may be extended or renewed in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee obligations hereunder notwithstanding any such extension or renewal of any Obligation. Each of the Guarantors hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Guarantors shall forthwith pay and perform the same in Dollars, at the time, in the place and in the manner provided for such payment in this Agreement, the Notes or other applicable document.

                 SECTION 6.02. Validity. Each of the Guarantors hereby agrees that the guarantee provided by this Article VI is a continuing guarantee of payment and not merely of collection, that it is a primary, independent obligation of each of the Guarantors and that each Guarantor's obligations hereunder shall be joint and several, absolute, unconditional and irrevocable, irrespective of (a) any invalidity, illegality, irregularity or unenforceability of, or defect in or any change in, any Loan Document or any other document referred to herein or therein, (b) any rescission, amendment, modification or waiver of any term or condition of any Loan Document or any such other document, or any waiver or consent by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to any departure from the terms hereof or thereof, (c) any sale, exchange, release, surrender, realization upon or other dealings with any security or guarantee for any of the obligations guaranteed hereby (whether now or hereafter granted), (d) any settlement or compromise of such obligations, (e) the absence of any action by the Administrative Agent, the Collateral Agent, the Issuing Agent or any Lender to assert any claim or demand or to enforce any of such Obligations against the Borrower or either Guarantor, (f) the recovery of any judgment against the Borrower or any other Person, or any action to enforce the same, (g) the recovery of any claim under any other guarantee of or security for such obligations or under any applicable insurance, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than full and strict compliance with and satisfaction of such liabilities).

                 SECTION 6.03. Waivers. Each of the Guarantors hereby waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other Person, notice of acceptance of the guarantee provided by this
Article VI, notice of the extension of any credit or financial accommodation, notice of the making of any Loan or the incurrence of any other Obligations, demand of payment, filing of claims with a court in the event of bankruptcy of the Borrower or any other Person, any right to require a proceeding or the filing of a claim first against the Borrower, any other guarantor, any other Person, any letter of credit, or any security for any of the Obligations, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever. Each of the Guarantors hereby further waives all setoffs and counterclaims against the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders.

                 SECTION 6.04. Subordination and Subrogation. Each of the Guarantors hereby subordinates all present and future claims, now held or hereafter acquired, against the Borrower as a creditor or contributor of capital, or otherwise, to the prior and final payment in cash in full to the Lenders of all of the Obligations. If, without reference to the provisions of this Section 6.04, either of the Guarantors would at any time be or become entitled to receive any payment on account of any claim against the Borrower, whether in insolvency, bankruptcy, liquidation or reorganization proceedings, or otherwise, such Guarantor shall and does hereby irrevocably direct that all such payments shall be made directly to the Administrative Agent on account of the Lenders until all Obligations shall be paid in cash in full. Should either of the Guarantors receive any such payment, such Guarantor shall receive such amount in trust for the Administrative Agent, for the benefit of the Lenders, and shall immediately pay over to the Administrative Agent such amount as provided in the preceding sentence.

                 Anything contained in this Article VI to the contrary notwithstanding, the obligations of each of the Guarantors hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable law or
(b) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of Borrower of obligations arising under guaranties by such parties.

                 Each of the Guarantors further agrees that any rights of subrogation such Guarantor may have against the Borrower, and any rights of contribution such Guarantor may have against Borrower, and any rights of contribution such Guarantor may have against the other Guarantor or any other guarantor of the Obligations hereunder, shall be junior and subordinate to any rights the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders may have against such other Guarantor or any such other guarantor.
Each of the Guarantors further agrees that it shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Borrower hereunder or under any other Loan Document shall have been paid in full in cash.

                 SECTION 6.05. Acceleration. Each of the Guarantors agrees that, as between the Borrower on the one hand, and the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders, on the other hand, the obligations of the Borrower guaranteed under this Article VI may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article X for purposes of this Article VI, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Borrower or otherwise) preventing such declaration as against the Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of this Article VI.

                 SECTION 6.06. Reinstatement. Each of the Guarantors covenants that the guarantee provided by this Article VI will not be discharged except by complete and final payment of all of the Obligations and all obligations of the Guarantors arising out of this guarantee. In the event that any payment is made by the Borrower hereunder or by either of the Guarantors under this guarantee, and is thereafter required to be rescinded or otherwise restored or paid over to the Borrower, such Guarantor or any other Person (whether upon the insolvency or bankruptcy of the Borrower or either Guarantor or otherwise), each Guarantor's obligations hereunder shall immediately and automatically be reinstated as though such payment had not been made.

                                  ARTICLE VII

                              Conditions Precedent

                 SECTION 7.01. Initial Credit Event. The occurrence of the Effective Date and the obligation of the Lenders to make the initial Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the receipt by the Administrative Agent, on or before the date hereof, of each of the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent, the Collateral Agent and the Issuing
Bank:

                 (a) Certified copies of the certificate of incorporation and bylaws of each Credit Party and all corporate action and, if necessary, stockholder action taken by each Credit Party approving this Agreement and the other Loan Documents and borrowings by the Borrower hereunder and the guarantee by the Guarantors hereunder (including a certificate setting forth the resolutions of the Boards of Directors of each Credit Party adopted in respect of the transactions contemplated hereby and thereby);

                 (b) A certificate of each Credit Party in respect of each of the officers (i) who is authorized to sign this Agreement and the other Loan Documents on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. The Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may conclusively rely on such certificate until such person receives notice in writing from the applicable Credit Party to the contrary;

                 (c) Certificates, as of a recent date, from the appropriate authorities for each jurisdiction in which the Credit Parties are incorporated or qualified to do business, as to the good standing of each Credit Party in each such jurisdiction;

                 (d) A certificate of a senior officer of each Credit Party to the effect set forth in the first sentence of Section 7.02;

                 (e)  An opinion of Barry S. Augenbraun, General Counsel, and
         H. Steven Holtzman, Senior Counsel, to the Credit Parties, substantially in the form of Exhibit D;

                 (f) The Total Debt Ratio Notice for the Borrower's four-Fiscal Quarter period ended June 30, 1996 (or, if the initial Loans hereunder are made more than 60 days after the end of any succeeding Fiscal Quarter, for the four-Fiscal Quarter period ended as of the end of the most recent such succeeding Fiscal Quarter);

                 (g) The Notes dated the date hereof and duly executed and delivered by the Borrower to the order of each Lender and otherwise appropriately completed, bearing the executed guarantee of the Guarantors;

                 (h) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of or equity interests in each Guarantor shall have been duly and validly pledged thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, and certificates representing such stock or equity interests, accompanied by undated stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent;

                 (i) Counterparts of this Agreement which, when taken together, bear the signatures of all the parties hereto;

                 (j) (i) Financial projections for Fiscal Years 1996-9 of the Borrower and its consolidated Subsidiaries (including the Guarantors),
         (ii) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at December 31, 1995, and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated Subsidiaries (including the Guarantors) for the Fiscal Year ended in such date, audited by and accompanied by an unqualified opinion of KPMG Peat Marwick LLP, independent auditors, and (iii) in draft form, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Guarantors) as at June 30, 1996, and the related consolidated statements of income, retained earnings and changes in financial position for the two-Fiscal Quarter period ended in such date, certified by its chief financial officer;

                 (k) A policy or policies of title insurance issued by a nationally recognized title insurance company insuring the assets and properties of the Credit Parties;

                 (l) Evidence satisfactory to the Administrative Agent that the commitments under the Existing Credit Agreement have been terminated, all loans and letters of credit (other than the letters of credit described in Schedule 9.07) thereunder have been repaid or terminated in full, all accrued interest, fees and other amounts payable thereunder have been paid in full and all Liens on collateral thereunder have been released other than as otherwise permitted by
         Section 9.05(a) of the Credit Agreement;

                 (m) Evidence satisfactory to the Administrative Agent that the commitments under the BNY Facility have been terminated, all Liens on collateral thereunder have been released (other than those permitted by Section 9.05(a) or (h)) and all amounts thereunder owing as of the date hereof have been paid in full (it being understood that letters of credit listed on Annex II to the Pledge Agreement shall continue to be outstanding under the BNY Facility until their respective expiry dates set forth on such Annex II); and

                 (n) Such other documents as the Administrative Agent or any Lender may reasonably request including all requisite governmental approvals and filings, if any.

                 SECTION 7.02. Initial and Subsequent Credit Events. The obligation of the Lenders to make each Loan to the Borrower (including the initial Loans) and of the Issuing Bank to issue Letters of Credit, and the occurrence of the Effective Date shall be subject to the further conditions that, as of the date of the making of such Loans and the issuance of such Letters of Credit and after giving effect thereto (and also as of the Effective
Date):

                 (a) receipt by the Administrative Agent of a Borrowing Request as required by Section 2.03 or, in the case of the Issuance of a Letter of Credit, receipt by the Issuing Bank and Administrative Agent of a notice requesting the issuance of such Letter of Credit as required by Section 2.11;

                 (b) no Default or Event of Default shall have occurred and be continuing;

                 (c) the representations and warranties made by each Credit Party in Article VIII, in the other Loan Documents and in any other certificate or other document delivered in connection herewith or therewith shall be true in all material respects on and as of the date of the making of such Loans (and the Effective Date) with the same force and effect as if made on and as of such date (including that there shall have occurred no Material Adverse Effect since December 31, 1995, except as disclosed in any SEC report of the Borrower delivered to the Lenders prior to the date hereof);

                 (d) the Borrower shall be in compliance with the financial covenants in this Agreement both before and immediately after the making of such Loan or the issuance of such Letter of Credit on both an historical and a pro forma basis; and

                 (e) the payment of all Fees and expenses then payable pursuant to Sections 2.05 and 12.03 and all other fees theretofore agreed between the Borrower and the Administrative Agent or the Issuing Bank.

Each Borrowing made pursuant to Section 2.02 and each issuance of a Letter of Credit made pursuant to Section 2.11 shall constitute a certification by each Credit Party as to the circumstances specified in paragraphs (b), (c) and (d) above (both as of the date of such notice and, unless any Credit Party otherwise notifies the Administrative Agent prior to the date of such Borrowing or issuance of a Letter of Credit, as of the date of such credit event).


                                  ARTICLE VIII

                         Representations and Warranties

                 Each of the Credit Parties represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders that:

                 SECTION 8.01. Corporate Existence. Each Credit Party and each of the other Material Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as presently conducted, and conducts its business in compliance with the requirements set forth in Section 9.03; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                 SECTION 8.02. Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at December 31, 1995, and the related consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantors) for the Fiscal Year ended on such date, audited by and with the opinion thereon of KPMG Peat Marwick LLP, the independent auditors of the Borrower, and, in draft form, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at June 30, 1996, and the related consolidated statements of income, retained earnings and changes in financial position for the two-Fiscal Quarter period ended on such date, each of which has been heretofore furnished to the Administrative Agent and each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at such dates and the consolidated results of their operations for such Fiscal Year or period, as the case may be, ended on such dates, all in accordance with GAAP applied on a consistent basis. Neither the Borrower nor any of its consolidated Subsidiaries (including the Guarantors) had on either such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheets as at such dates. Since December 31, 1995, there has been no Material Adverse Effect except as disclosed in any SEC Report delivered to the Lenders prior to the date hereof.

                 SECTION 8.03. Litigation. Except as heretofore disclosed to the Lenders in writing or in any SEC Report of the Borrower delivered to the Lenders prior to the date hereof, there is no action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency, pending or (to the knowledge of any Credit Party) threatened against any such Credit Party or any Subsidiary of any thereof which, if adversely determined, could have a Material Adverse Effect.

                 SECTION 8.04. No Breach or Default, etc. Neither the execution and delivery of each of the Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, nor the compliance by any Credit Party with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, or require any consent or vote of any Person under, the certificate of incorporation or bylaws of any Credit Party, or any agreement or instrument to which any Credit Party or any Subsidiary of any thereof is a party (including employment and affiliation agreements) or to which it is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any court or Governmental Authority, or (c) constitute a default or, except as set forth in the Pledge Agreement, result in the imposition of any Lien on any of the assets, revenues or other properties of any Credit Party or any Subsidiary of any thereof under any such agreement or instrument.

                 SECTION 8.05. Corporate Action. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party, and the performance by the Borrower of the Pledge Agreement, and the consummation of the transactions contemplated hereby and thereby, are within the scope of its corporate powers, and have been duly authorized by all necessary corporate action on the part of each of them. This Agreement constitutes, and each of the other Loan Documents, when duly executed and delivered by each Credit Party thereto will constitute, the legal, valid and binding obligation of each such Credit Party, enforceable against each of them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 SECTION 8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery of performance by any Credit Party of any of the Loan Documents or for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated hereby and thereby.

                 SECTION 8.07.  Use of Loans.   Neither any Credit Party nor
any Subsidiary of any of them is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board) and no part of the proceeds of any Loan or any Letter of Credit will be used to buy or carry any margin stock.

                 SECTION 8.08.  ERISA.   Each Credit Party and the ERISA
Affiliates have fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

                 SECTION 8.09. Taxes. (a) United States Federal income tax returns of the Credit Parties and the Subsidiaries have been examined and closed through Fiscal 1990, have been examined for Fiscal 1991 and 1992, and are under examination for Fiscal 1993, 1994 and 1995.

                 (b) Each Credit Party and the Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any Credit Party or any Subsidiary. The charges, accruals and reserves on the books of the Credit Parties and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Credit Party, adequate.

                 SECTION 8.10. Credit Agreements. Schedule 8.10 hereto and all SEC Reports of the Borrower delivered to the Lenders prior to the date hereof completely and correctly disclose each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any extension of credit or commitment for any extension of credit (other than pursuant to any letter of credit excepted from the definition of Indebtedness herein under paragraph (c) thereof) to, or guarantee by, any Credit Party or any other Material Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and accurately describes the aggregate principal or face amount outstanding and which may become outstanding under each thereof.

                 SECTION 8.11. Ownership of Assets. Each Credit Party and each other Material Subsidiary has good and marketable title to all assets reflected on the audited consolidated balance sheet as of December 31, 1995, referred to in Section 8.02, subject to:

                 (a) no Liens other than such Liens as are listed on Schedule 9.05, and on any date hereafter, additional Liens permitted by Section
         9.05 and either (i) listed in notes to the financial statements delivered pursuant to Section 9.01(a) or (b) or (ii) otherwise communicated to the Lenders in writing, and

                 (b) on any date hereafter, dispositions permitted by Section
         9.19 and either (i) described in the financial statements, including any notes thereto, delivered pursuant to Section 9.01(a) or (b) or
         (ii) otherwise communicated to the Lenders in writing.

                 SECTION 8.12. Pari Passu Obligations. The obligations of each Credit Party under this Agreement, the Notes and the Letters of Credit rank and will rank at least pari passu in all respects with all other unsubordinated Indebtedness of each Credit Party, except for Indebtedness that is senior solely by operation of applicable law, and except that Indebtedness of each Credit Party secured as permitted by Section 9.05 ranks senior in right of security with respect to the collateral therefor.

                 SECTION 8.13. Investment Company Act; Public Utility Holding Company Act. (a) Neither the Borrower nor either Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (b) Neither the Borrower nor either Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 8.14. Environmental Matters. To the best of the knowledge of each Credit Party, all operations and conditions at or in the premises in which each Credit Party conducts its business comply in all material respects with all Federal, state and local laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements relating to environmental matters, pollution, waste disposal or industrial hygiene including such laws, rules, regulations, codes, ordinances, orders, devices, judgments, injunctions, notices or binding agreements relating to asbestos (collectively, "Environmental Laws"). None of the operations of any Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law.

                 SECTION 8.15. Pledge Agreement. By virtue of the execution and delivery by the Credit Parties of the Pledge Agreement, when the stock certificates representing the Pledged Securities owned by the Borrower are delivered to the Collateral Agent in accordance with the Pledge Agreement, the Collateral Agent will obtain and, so long as the Collateral Agent maintains possession of the certificates representing the Pledged Securities, will have and will continue to have a valid and perfected first priority security interest in such Pledged Securities, for the benefit of the Lenders, as security for the repayment and performance in full of the Obligations, prior to all other Liens thereon other than the Liens described in Section 6(a)(x) of the Pledge Agreement.

                 SECTION 8.16. Labor Matters. There are no strikes, lockouts or slowdowns against any Credit Party or any Subsidiary pending or, to the knowledge of any Credit Party, threatened. There are no pending (or to the knowledge of any Credit Party) threatened action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency against any Credit Party in connection with the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters which, if adversely determined, could have a Material Adverse Effect. All payments due from any Credit Party or any Subsidiary, or for which any claim may be made against any Credit Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary through the end of the most recent fiscal quarter of such Credit Party or Subsidiary as to which financial statements have been delivered to the Lenders. The consummation of the transactions contemplated hereby or by the other Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party or Subsidiary is bound.

                 SECTION 8.17. Solvency. Immediately after the consummation of the transactions contemplated hereby or by the other Loan Documents to occur on the Effective Date and immediately following the making of each Loan and issuing of each Letter of Credit made on the Effective Date and after giving effect to the application of the proceeds of such Loans and Letters of Credit,
(i) the fair value of the assets of the Borrower and its consolidated Subsidiaries (including the Guarantors), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its consolidated Subsidiaries (including the Guarantors) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its consolidated Subsidiaries (including the Guarantors) do not intend to incur and do not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iv) the Borrower and its consolidated Subsidiaries (including the Guarantors) will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.


                                   ARTICLE IX

                 Covenants of the Borrower and the Guarantors.

                 Each Credit Party agrees that, so long as any of the Commitments are in effect and until payment in full of all Obligations:

                 SECTION 9.01. Financial Statements; Reports and Other Information. The Borrower shall deliver to the Administrative Agent, with sufficient copies for each of the Lenders, and the Issuing Bank:

                 (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, unaudited consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantors) for such period and for the period from the beginning of such Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                 (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, audited consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantors) for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding

         Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at the end of, and for, such Fiscal Year, and a certificate of a Financial Officer of the Borrower that, in examining the financial condition of the Borrower and its Subsidiaries for such Fiscal Year, he or she obtained no knowledge, except as specifically stated, of any Default arising from the breach of the covenants provided for in Sections 9.04, 9.07, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18,
         9.20, 9.21 and 9.22;

                 (c) promptly upon their becoming available, copies of all registration statements and regular SEC Reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                 (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (e) as soon as possible, and in any event within ten days after any Credit Party knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Financial Officer of the relevant Credit Party setting forth details respecting such event or condition and the action, if any, which such Credit Party or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Credit Party or an ERISA Affiliate with respect to such event or condition):

                          (i) any reportable event, as defined in Section 4043
                 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                          (ii) the filing under Section 4041 of ERISA of a
                 notice of intent to terminate any Plan or the termination of any Plan;

                          (iii) the institution by PBGC of proceedings under
                 Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                          (iv) the complete or partial withdrawal by any Credit
                 Party or any ERISA Affiliate under Title IV of ERISA from a Multiemployer Plan, or the receipt by any Credit Party or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                          (v) the institution of a proceeding by a fiduciary of
                 any Multiemployer Plan against any Credit Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                 (f) promptly after any Credit Party knows or has reason to know that (i) any Default or any Event of Default has occurred, a notice of such Default or Event of Default, describing the same in reasonable detail and the corrective action taken or proposed to be taken with respect thereto or (ii) any development that, in the opinion of the Borrower's senior management, could reasonably be expected to result in a Material Adverse Effect has occurred;

                 (g) not later than (i) 60 days after the last day of each of the first three Fiscal Quarters of each of the Borrower's Fiscal Years and (ii) 120 days after the last Fiscal Quarter of each such Fiscal Year, a notice, executed by a Financial Officer of the Borrower and its consolidated Subsidiaries (including the Guarantors), substantially in the form of Exhibit E (the "Total Debt Ratio Notice"), setting forth the Total Debt Ratio for the four-Fiscal Quarter period ended on the last day of such Fiscal Quarter, which notice shall set forth calculations and computations in sufficient detail to show the amount and nature of each of the components of the Total Debt Ratio for such four-Fiscal Quarter period; provided that in the case of the Total Debt Ratio Notice delivered with respect to each Fiscal Quarter specified in clause (i) above, the Borrower shall (if the final form of either of such Notices is not yet available) deliver such Notice in a preliminary form within 60 days of the end of such Fiscal Quarter setting forth all matters required by this paragraph
         (g) to be included in the final form thereof as accurately as shall be possible based upon information available to the Borrower at such time;

                 (h) (i) as soon as available (but not later than January 31, 1997) a detailed annual budget of the Borrower and its consolidated Subsidiaries (including the Guarantors) for Fiscal Years 1996-7 and
         (ii) as soon as available and in any event within 10 days after preparation thereof, a detailed annual budget of the Borrower and its consolidated Subsidiaries (including the Guarantors) for each Fiscal Year commencing with Fiscal Year 1997 and, to the extent materially different from any such annual budgets, any updates of business plans and financial projections, in each case accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such information has been prepared in good faith based upon assumptions believed by the Borrower's senior management to be reasonable; and

                 (i) from time to time such other information regarding the business, operations or financial condition of the Borrower or any of the Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank may reasonably request through the Administrative Agent.

Each Credit Party will furnish to the Administrative Agent, with sufficient copies for the Lenders and the Issuing Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Financial Officer of the Credit Parties, substantially in the form of Exhibit F (i) to the effect that, to the best of his or her knowledge, after full inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and the corrective action taken or proposed to be taken with respect thereto),

(ii) setting forth in reasonable detail the computations necessary to determine whether the Credit Parties are in compliance with Sections 9.11, 9.12, 9.13, 9.14, 9.15 and 9.16 as at the end of the respective Fiscal Quarter or Fiscal Year, (iii) certifying that the Credit Parties are in compliance with Sections 9.17, 9.18, 9.20. 9.21 and 9.22 and (iv) setting forth additions to the list of Subsidiaries that are Material Subsidiaries contained in the certificate most recently delivered pursuant to this provision and containing either (A) a representation that all other Subsidiaries combined do not constitute a Material Subsidiary Group as at such date or (B) a representation that all other Subsidiaries do constitute a Material Subsidiary Group as at such date and identifying any such Subsidiary whose aggregate book value of tangible assets exceeds $10,000,000 as at such date. In addition, each Credit Party hereby agrees to furnish the Administrative Agent and the Issuing Bank with an updated notice with respect to the information specified in clause (ii) of the preceding sentence upon the occurrence of any event either that has resulted or could result in a Subsidiary becoming a Material Subsidiary or a group of Subsidiaries becoming a Material Subsidiary Group or that could make the representation contained in the most recently delivered certificate furnished pursuant to this Section 9.01 no longer accurate.

                 SECTION 9.02. Litigation. Without limiting the obligations of the Borrower under Section 9.01(i), each Credit Party shall promptly give to each Lender notice of any threat or notice of intention of any person to file or commence any court or arbitral proceedings or investigations, or proceedings or investigations before any governmental or regulatory authority or agency, affecting any Credit Party or any Subsidiary, except proceedings or investigations which, if adversely determined, would not have a Material Adverse Effect.

                 SECTION 9.03. Corporate Existence, etc. Each Credit Party will, and will cause each of its respective Subsidiaries (but in the case of clauses (a), (d) and (e) of this Section 9.03, only those Subsidiaries which are Material Subsidiaries) to:

                 (a) preserve and maintain its corporate existence and all of its material rights, privileges, licenses and franchises;

                 (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would have a Material Adverse Effect;

                 (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

                 (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                 (e) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities and upon request by the Administrative Agent permit representatives of any Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and financial condition with its officers, all to the extent reasonably requested by such person; and

                 (f) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                 SECTION 9.04. Payment of Obligations. Without limiting the obligations of the Credit Parties under Section 9.03, each Credit Party will, and will cause each of its respective Subsidiaries to, pay and discharge at or before the date when due, all of their respective material obligations and other liabilities, including tax and pension liabilities, except where such obligations or liabilities are being contested in good faith and by appropriate proceedings, and maintain, in accordance with GAAP, appropriate reserves for the accrual of all of the foregoing.

                 SECTION 9.05. Liens. Neither the Borrower nor any Guarantor will, nor will either of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset, revenue or other property now or hereafter owned or acquired by it (including (i) the Pledged Securities at any time, including any time after the release of the pledge thereon as set forth in Section 16 of the Pledge Agreement and (ii) the assets and capital stock acquired as permitted by Sections 9.21 and 9.22) except:

                 (a) Liens existing on the Effective Date securing Indebtedness outstanding on the Effective Date and identified in Schedule 9.05, but in the case of any Lien on any capital stock of the Guarantors to the benefit of The Bank of New York, such Lien shall be terminated on the date upon which (x) all letters of credit listed on Annex II to the Pledge Agreement shall have expired (which for any such letter of credit shall not be later than its expiry date listed on such Annex
         II) or terminated and under which all drawings have been reimbursed in full and (y) all "Secured Obligations" as defined in the BNY Facility have been fully satisfied; but in any case not any extension, renewal, refinancing or replacement thereof;

                 (b) any purchase money security interest hereafter created on any property of any Credit Party or such Subsidiary securing Indebtedness incurred solely for the purpose of financing all or a portion of the purchase price of such property; provided that: (i) such Lien (A) is created within six months of the acquisition of such property, (B) extends to no other property and (C) secures no other Indebtedness; (ii) the principal amount of Indebtedness secured by such Lien shall at no time exceed the lesser of (A) the cost to such Person of the property subject thereto and (B) the fair value of such property (as determined in good faith by the Board of Directors of such Person) at the time of the acquisition thereof; (iii) such Lien does not extend to or in any way encumber any inventory of either Guarantor purchased in the ordinary course of business; and (iv) the aggregate principal amount of all Indebtedness secured by all such Liens shall not exceed at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under
         Section 9.05(j);

                 (c) carriers', warehousemen's, mechanics', materialmen's and repairmen's liens arising in the ordinary course of business of any Credit Party or such Subsidiary and not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                 (d) Liens in favor of consignors against inventory being sold on consignment in the ordinary course of business by any Credit Party or any Subsidiary;

                 (e) Liens created in substitution for any Liens permitted by paragraphs (a) and (b) of this Section 9.05; provided that (i) any such newly-created Lien does not extend to any other or additional property and (ii) if permitted by such paragraph (a) or (b), does not secure any other (or additional principal amount of) Indebtedness;

                 (f) Liens existing on assets at the time of acquisition thereof (other than assets acquired pursuant to Section 9.22 by any Credit Party) or the respective Subsidiary and not incurred in anticipation of or in connection with such acquisition;

                 (g) operating leases and Capital Leases, to the extent the same would constitute Liens, pursuant to which any Credit Party or its Subsidiary is lessee, and incurred by such Person in the ordinary course of its business;

                 (h) Liens on property of the Borrower or its Subsidiaries which secure Indebtedness under trade letters of credit having an aggregate principal amount not exceeding at any time $20,000,000; provided that such Liens shall be limited to the related merchandise (and not a general Lien on all assets of the Borrower or its Subsidiaries); and

                 (i) Liens arising under the Pledge Agreement in favor of the Secured Parties; and

                 (j) in addition to Liens otherwise permitted by this Section 9.05, Liens on property of any Credit Party or any of its Subsidiaries
         (i) which secure Indebtedness (other than any Hedging Agreement) having an aggregate principal amount not exceeding at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 9.05(b) and (ii) each of which shall be limited to specified items of collateral (and not a general Lien on all assets of such Person) having a book value not greater than 150% of the aggregate principal amount of the Indebtedness secured by such Lien;

provided, however, that all capital stock of all Subsidiaries will in any event be maintained free and clear of all Liens whatsoever, except for the Lien created pursuant to the Pledge Agreement.

                 It is understood and agreed that the grant of security interests described in clauses (i), (ii), (iii), (v) and (vi) of paragraph 6 of
Schedule 2.01(b), to the extent that such security interests relate to the same property that is "sold" by the Borrower under the Program, as described in paragraph 1 of said Schedule, will not constitute a lien on assets of the Borrower or its Subsidiaries for the purposes of this Section 9.05.

                 SECTION 9.06. Sale and Lease-Back Transactions. Neither the Borrower nor either Guarantor will, nor will any of them permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements having an aggregate principal amount not exceeding at any time $5,000,000.

                 SECTION 9.07. Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur or assume any Indebtedness whatsoever except for:

                 (a) Indebtedness, not under this Agreement, outstanding on the Effective Date as described in Schedule 9.07, but not any extension, renewal, refinancing or replacement thereof;

                 (b) Loans or Letters of Credit to the Borrower under this Agreement;

                 (c) Indebtedness owed to the Borrower;

                 (d) Capital Leases;

                 (e) Indebtedness of either Guarantor under this Agreement;

                 (f) the joint and several liability of the Borrower, HSC and the other "Participating Subsidiaries" identified in Schedule 2.01(b) under the Program arising in the context of customary credit card chargebacks, as described in paragraph 4 of said Schedule, for accounts that are sold without recourse;

                 (g) the joint and several liability of the Borrower, HSC and such other "Participating Subsidiaries" for the obligations under the Special Program and the Guaranteed Program, but only if and for so long as the Borrower causes the Special Program and the Guaranteed Program at all times to comply with the requirements of Section 9.05(j) (including the $15,000,000 and 150% tests set forth therein);

                 (h) Indebtedness incurred in connection with trade letters of credit (other than the letters of credit described in Schedule 9.07) in an aggregate amount not in excess of $20,000,000; and

                 (i) Indebtedness incurred in connection with interest rate protection agreements to the extent required by Section 9.17.

                 SECTION 9.08. Ranking. (a) Each Credit Party will cause its obligations under this Agreement, the Notes, the Letters of Credit and each other document now or hereafter entered into with respect hereto or thereto to rank at least pari passu in right of payment and of security with all other unsubordinated Indebtedness of such Credit Party, except that Indebtedness secured by any Lien permitted by Section 9.05 may rank senior in right of security with respect to the collateral subject to such Lien. Without limiting the generality of the foregoing, the Borrower covenants, and will take all steps necessary to assure, that its obligations under this Agreement will at all times constitute "Senior Indebtedness" or "Senior Debt" (or any other defined term intended to describe senior indebtedness) as defined in, and for all purposes of, any indenture or other instrument relating to subordinated debt (and will be entitled to the benefits of the subordination provisions relating thereto).

                 (b) Each Credit Party will cooperate with the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and will execute such further instruments and documents as any such person may reasonably request to carry out the intentions of this Section. Without limiting the generality of the foregoing, if any Credit Party hereafter issues or otherwise incurs any sub-ordinated Indebtedness (other than the Subordinated Debentures), each of them will execute and cause to be executed such further documents as the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may reasonably request to ensure that the obligations of the Credit Parties under this Agreement, the Notes and the Letters of Credit at all times rank senior to such subordinated Indebtedness.

                 (c) Nothing in this Section shall be construed so as to limit the ability of such Credit Party to incur any Indebtedness (consistent with paragraphs (a) and (b) above and otherwise permitted by this Agreement) on a basis pari passu with its Indebtedness under this Agreement, the Notes and the Letters of Credit.

                 SECTION 9.09. Business; Fiscal Year. Neither the Borrower nor either Guarantor will make any material change in the nature of its business from that in which it is engaged on the date of this Agreement, and neither the Borrower nor either Guarantor shall cause, or permit any of their respective Subsidiaries to cause, any other Subsidiary to conduct business or operations substantially similar to the business or operations conducted by either Guarantor on the date of this Agreement. Neither the Borrower nor either Guarantor will change its fiscal year from that currently in effect on the date hereof, as set forth in the definition of "Fiscal Year".

                 SECTION 9.10. Transactions with Affiliates. Neither the Borrower nor either Guarantor will, and none of them will permit any of its respective Subsidiaries to, enter into or be a party to any transaction (including any merger, consolidation or sale of substantially all assets otherwise permitted by Section 9.18) with any Affiliate of any Credit Party, except upon fair and reasonable terms no less favorable to such Credit Party or Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Credit Party.

                 SECTION 9.11. Interest Coverage Test. The Borrower will at all times maintain the ratio of Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to Interest Expense for the Borrower and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to be not less than 4:1; provided that (i) the ratio for the period ended June 30, 1996 shall be at least 3.5:1 and shall be based on Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the two-Fiscal Quarter period then ended times two and
(ii) the ratio for the period ended September 30, 1996 shall be based on Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the three-Fiscal Quarter period then ended times 1.34.

                 SECTION 9.12. Total Debt Ratio. The Borrower will at all times maintain the Total Debt Ratio of the Borrower and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to be less than 5:1; provided that (i) the ratio for the period ended June 30, 1996 shall be based on Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the two Fiscal Quarter period then ended times two and (ii) the ratio for the period ended September 30, 1996 shall be based on Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the three-Fiscal Quarter period then ended times 1.34.

                 SECTION 9.13. Total Senior Debt Ratio. The Borrower will at all times maintain the Total Senior Debt Ratio of the Borrower and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to be less than 3:1; provided that (i) the ratio for the period ended June 30, 1996 shall be based on Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis for the two-Fiscal Quarter period then ended times two and (ii) the ratio for the period ended September 30, 1996 shall be based on Operating Cash Flow for the Borrower and its Subsidiaries on a consolidated basis for the three-Fiscal Quarter period then ended times 1.34.

                 SECTION 9.14. Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth on the last day of any Fiscal Quarter to be less than the sum of $120,000,000, plus an amount equal to 50% of the Cumulative Net Income of the Borrower and its consolidated Subsidiaries (if positive) for each Fiscal Quarter commencing after March 31, 1996, and ending on or prior to the date of determination (but not reduced by any net loss in any Fiscal Quarter during such period).

                 SECTION 9.15. Minimum Operating Cash Flow. (a) The Borrower shall not permit the Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis to be less than the following amounts during each of the following periods:

                            Period                                             Amount
                            ------                                             ------
 First Fiscal Quarter of 1996                                               $ 10,000,000

 First Two Fiscal Quarters of 1996                                          $ 20,000,000

 First Three Fiscal Quarters of 1996                                        $ 30,000,000

 Fiscal Year 1996                                                           $ 50,000,000

                 (b) At any time when the Total Debt Ratio of the Borrower and its Subsidiaries on a consolidated basis is greater than 2.5:1, the Borrower shall not permit the Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis to be less than the following amounts during each of the following periods:

                            Period                                             Amount
                            ------                                             ------
 From the beginning of the second Fiscal Quarter of 1996 to
 the end of the first Fiscal Quarter of 1997                                $ 60,000,000

 From the beginning of the third Fiscal Quarter of 1996 to
 the end of the second Fiscal Quarter of 1997                               $ 65,000,000

 From the beginning of the fourth Fiscal Quarter of 1996 to
 the end of the third Fiscal Quarter of 1997                                $ 70,000,000

 From the beginning of the first Fiscal Quarter of 1997 to
 the end of the fourth Fiscal Quarter of 1997                               $ 75,000,000

 From the beginning of the second Fiscal Quarter of 1997 to
 the end of the first Fiscal Quarter of 1998                                $ 85,000,000

 From the beginning of the third Fiscal Quarter of 1997 to
 the end of the second Fiscal Quarter of 1998                               $ 85,000,000


 From the beginning of the fourth Fiscal Quarter of 1997 to
 the end of the third Fiscal Quarter of 1998                                $ 85,000,000

 From the beginning of the first Fiscal Quarter of 1998 to
 the end of the fourth Fiscal Quarter of 1998                               $ 85,000,000


                 SECTION 9.16. Capital Expenditures. Neither the Borrower nor either Guarantor will, nor will any of them permit any of its Subsidiaries to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make or commit to make any Capital Expenditure in the aggregate for the Borrower and its Subsidiaries exceeding (a) for Fiscal Year 1996, $15,000,000, (b) for Fiscal Year 1997, $20,000,000 or (c) for Fiscal Year 1998,
$20,000,000; provided, however, that if Capital Expenditures made in Fiscal Year 1996, 1997 or 1998, as the case may be, are less than the applicable maximum amount set forth in clause (a), (b) and (c) above, respectively, then an amount equal to the lesser of such short fall and $5,000,000 shall be carried forward and added to the amount of Capital Expenditures permitted in the next Fiscal Year only.

                 SECTION 9.17. Interest Rate Protection Agreement. At any time when the Adjusted LIBO Rate is equal to at least 8%, the Borrower shall enter promptly into an interest rate protection agreement or agreements in a form reasonably satisfactory to the Administrative Agent covering an aggregate notional principal amount equal to the lesser of (a) $50,000,000 and (b) the aggregate principal amount of Loans outstanding at any such time.

                 SECTION 9.18. Mergers and Sale of Assets. Neither the Borrower nor either Guarantor will, and neither of them will permit any other Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group to,

                 (a) consolidate or merge with or into any other Person, except that a Wholly Owned Subsidiary of the Borrower or either Guarantor (other than the Guarantors) may merge with or consolidate into the Borrower or either Guarantor (provided that the Borrower or either Guarantor, as the case may be, shall be the survivor of such merger or consolidation) or another Wholly Owned Subsidiary of the Borrower or either Guarantor; or

                 (b) sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or in a series of related transactions, except that a Wholly Owned Subsidiary of the Borrower or either Guarantor (other than the Guarantors) may sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to the Borrower or to another Wholly Owned Subsidiary of the Borrower or either Guarantor or except as otherwise permitted by Section 9.19;

provided, however, that none of the foregoing transactions shall be permitted if a Default or an Event of Default has occurred and is continuing or would result from the consummation of any such transaction.

                 It is understood and agreed that any consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of the assets of a Non-Material Subsidiary shall be permitted under this Section, so long as such Non-Material

Subsidiary, together with all other Non-Material Subsidiaries with respect to which there has been, since the date hereof, a consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of its assets, does not constitute a Material Subsidiary Group.

                 SECTION 9.19. Dispositions of Assets. Neither the Borrower nor either Guarantor will, and neither of them will permit any other Material Subsidiary to, sell, assign, convey, lease, sublet, transfer, swap, exchange or otherwise dispose of any of the assets, business or other properties of any Credit Party or any such Material Subsidiary to any Person, whether in a single transaction or in a series of related transactions, except for:

                 (a) sales of inventory (but not of accounts receivable) in the ordinary course of business of such Credit Party or any such Subsidiary;

                 (b) dispositions of assets in the ordinary course of business in arm's-length transactions by such Credit Party or any such Subsidiary to the extent such assets either are no longer used or useful to such Credit Party or such Subsidiary or are promptly replaced by other assets of at least equal usefulness;

                 (c) any such disposition by any Credit Party or any Wholly Owned Subsidiary to any Credit Party or any Wholly Owned Subsidiary, as the case may be; provided, however, that the Credit Parties shall maintain their respective assets and operations substantially in accordance with their respective assets and operations as of the date hereof, and that in the case of any such disposition by any Credit Party to a Wholly Owned Subsidiary, each Credit Party agrees that such disposition shall be in the ordinary course of business consistent with past practice and shall be accomplished upon fair and reasonable terms to such Credit Party; and

                 (d) sales or exchanges by the Borrower or any Material Subsidiary of the shares of capital stock of Vela Research, Inc., Internet Shopping Network Inc., The National Registry Inc., Body By Jake or any Non-Material Subsidiary, in each case on an arm's-length basis for at least fair consideration, so long as such Non-Material Subsidiary, together with all other Non-Material Subsidiaries with respect to which there has been, since the date of this Agreement, such a sale or exchange of shares, does not constitute a Material Subsidiary Group; provided that in the event that cash proceeds of any such sale or sales shall exceed $5,000,000, the Borrower shall promptly apply such cash proceeds to repay any outstanding Loans.

                 It is understood and agreed that the non-recourse sales of receivables described in Schedule 2.01(b), if transacted in accordance with paragraph 1 thereof, will not constitute a sale or other disposition of assets for purposes of this Section.

                 SECTION 9.20. Restricted Payments; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) repurchase, redeem or otherwise acquire any of the shares of capital stock of the Borrower or either Guarantor; (ii) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a contribution thereof, with respect to any shares of any class of capital stock of the Borrower or any such Subsidiary, except that any Wholly Owned Subsidiary may declare and pay dividends and make other distributions with respect to its capital stock to any other Wholly Owned Subsidiaries or to the Borrower, or (iii) make any optional payment or prepayment on or redemption of any Indebtedness of any Person (other than (x) the conversion of the Subordinated Debentures into common equity of the Borrower pursuant to the terms thereof, and (y) other payments in an aggregate principal amount not in excess of $1,000,000);

                 (b) The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary (including any Guarantor) to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or to the parent of such Subsidiary.

                 SECTION 9.21. Restricted Investments. Neither the Borrower nor either Guarantor will, nor will any of them permit any of its Subsidiaries to, make any Investments, except for:

                  (a) (i) Investments in the capital stock of either Guarantor or other Wholly Owned Subsidiaries of the Borrower existing as of the Effective Date and identified on Schedule 9.21, or (ii) Investments in the capital stock of any other Wholly Owned Subsidiary of the Borrower created after the Effective Date to be solely engaged in a Core Business; provided that the aggregate principal amount of such Investments referred to in clause (ii) above together with such investments referred to in paragraph (e) below shall not exceed $30,000,000 and provided further that in the case of any Investment or Investments (in one or a series of Investments in the capital stock of the same Wholly Owned Subsidiary of the Borrower) pursuant to clause
         (ii) above in an aggregate amount in excess of $25,000,000, any such Wholly Owned Subsidiary of the Borrower created after the Effective Date shall promptly give a first priority pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, on all its capital stock and shall execute and deliver to the Administrative Agent a guarantee substantially in the form of Article VI;

                 (b) loans or advances made by the Borrower to any Wholly Owned Subsidiary and made by any Subsidiary to the Borrower or any Wholly Owned Subsidiary;

                 (c) Investments in interest rate protection agreements to the extent required by Section 9.17;

                 (d) Investments in (i) commercial paper rated A-1 or the equivalent thereof by Standard and Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition thereof, (ii) debt securities issued by any corporation incorporated in the United States of America or any state thereof that has a short-term credit rating of at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition thereof, (iii) eurodollar time deposits, certificates of deposit and bankers' acceptance with maturities of six months or less from the date of acquisition, and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $100,000,000,
         (iv) tax exempt securities rated MIG-1 or the equivalent thereof by Moody's Investors Service, Inc. with maturities of six months or less from the date of acquisition and (v) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; and

                 (e) investments in any joint venture, partnership or any other entity solely engaged or to be solely engaged in a Core Business (other than Investments otherwise permitted by clause (i) of subparagraph (a) above or subparagraph (b), (c) or (d) above), at any time when the Total Senior Debt Ratio is less than 2:1 before the making of such investment, in an aggregate principal amount for all such investments (together with Investments referred to in clause (ii) of subparagraph (a) above) not in excess of $30,000,000; provided, however, that any such investments are subject to the following conditions:

                          (i) no Default or Event of Default shall have
                 occurred and be continuing, both before and immediately after the making of such investment; and

                          (ii) the Borrower shall be in compliance with
                 Sections 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.20,
                 9.21 and 9.22 both before and immediately after the making of such investment on both a historical and a pro forma basis.

                 SECTION 9.22. Acquisitions. Neither the Borrower nor either Guarantor will, nor will any of them permit any of its Subsidiaries to, purchase, lease or otherwise acquire (in one or in a series of transactions) (whether for cash, property, services or securities or otherwise) any assets or properties, or any class of capital stock, of any other Person outside the ordinary course of business, except for

                 (a) any non-hostile cash acquisition of assets or properties in any Core Business, or stock of entities solely engaged in a Core Business, at any time when the Total Senior Debt Ratio is less than 2:1 both before and immediately after the making of such acquisition on both an historical and a pro forma basis (excluding for purposes of such pro forma calculation the positive cash flow of such acquired corporation, but including the negative cash flow thereof), in an aggregate amount for all such cash acquisitions not in excess of $50,000,000 (subject to reduction on a Dollar-to-Dollar basis if any Investments or investments are made pursuant to clause (ii) of subparagraph (a) of Section 9.21 or subparagraph (e) of Section 9.21); provided, however, that any such cash acquisitions are subject to the following conditions:

                          (i) in the case of an acquisition of at least 51% of
                 the voting power (in one or in a series of transactions for the same Person) in an aggregate amount in excess of $25,000,000 and at any time when the Pledged Securities are required to be pledged pursuant to the Pledge Agreement, the Borrower will promptly give a first priority pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, on all capital stock acquired and will cause the acquired Person to execute and deliver to the Administrative Agent a guarantee substantially in the form of Article VI, unless such guarantee and pledge cannot be legally granted;

                          (ii) no Default or Event of Default shall have
                 occurred and be continuing, both before and immediately after the making of such acquisition; and

                          (iii) the Borrower shall be in compliance with
                 Sections 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.20,
                 9.21 and 9.22 both before and immediately after the making of such acquisition on both an historical and a pro forma basis (excluding for purposes of such pro forma calculation the positive cash flow of such acquired corporation, but including the negative cash flow thereof); and

                 (b) any acquisition consented to in writing by the Majority Banks.

                 SECTION 9.23. Use of Proceeds. The Borrower shall use (a) the proceeds of the Loans solely (i) for its general corporate purposes (including to fund its working capital needs), (ii) for the purposes of financing non-hostile cash acquisitions only as permitted by Section 9.22;
(iii) for the purposes of financing Capital Expenditures only as permitted by
Section 9.16 and (iv) for the purposes of repaying on the Effective Date all indebtedness and other obligations under the Existing Credit Agreement outstanding on the Effective Date, and (b) the Letters of Credit solely for its general corporate purposes, and in each case in compliance with all applicable legal and regulatory requirements, including Regulations G, T, U and X of the Board, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and in each case the regulations thereunder. Neither the Administrative Agent, the Collateral Agent or the Issuing Bank nor any Lender shall have any responsibility for any use of the proceeds of the Loans or the Letters of Credit.

                 SECTION 9.24. Certain Agreements. Neither the Borrower nor either Guarantor will amend, modify, terminate or waive, nor will any of them permit any of its Subsidiaries to agree to any amendment, modification, termination or waiver of any material agreement of any such person (including the Subordinated Debentures) if such amendment, modification, termination or waiver would reasonably be expected to have a Material Adverse Effect.

                 SECTION 9.25. Compliance with Laws. Each Credit Party and each Subsidiary thereof will comply with all applicable laws, rules and regulations, and all orders (including ERISA, margin regulations and Environmental Laws) of any Governmental Authority applicable to it or any of its property, business, operations or transactions to the extent noncompliance could reasonably be expected to result in (a) a Material Adverse Effect or (b) a Default or an Event of Default.

                 SECTION 9.26. Further Assurances. (a) Each Credit Party will promptly execute any documents, financing statements, agreements or instruments, and take all further actions (including, if applicable, filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Majority Banks, the Administrative Agent, the Collateral Agent or the Issuing Bank may reasonably request, in order to effectuate the pledges and security interests contemplated by this Agreement and the other Loan Documents and in order to grant, preserve, protect or perfect the validity or first priority of pledges and security interests created, intended to be created or to be created by this Agreement or the other Loan Documents.

                 (b) The Borrower will, in connection with an acquisition under, and subject to the terms of, Section 9.22, amend Schedule 1 to the Pledge Agreement to include any acquired capital stock and will cause any such acquired corporation to execute a guarantee agreement substantially in the form of Article VI in favor of the Collateral Agent, for the benefit of the Lenders.

                 SECTION 9.27. Ownership of the Guarantors. The Borrower agrees at all times to own, both beneficially and of record and free and clear of all Liens (other than Liens arising under the Pledge Agreement, in favor of the Secured Parties), and control 100% of the capital shares of each Guarantor.

                 SECTION 9.28. Notification of Incurrence of Debt. Prior to the incurrence by the Borrower or any of its Subsidiaries of Indebtedness, or upon obtaining commitments for Indebtedness, in each case as permitted by
Section 9.07, the Borrower shall deliver notice to the Administrative Agent and the Lenders, certifying, on the basis of its financial statements for the four Fiscal Quarters most recently ended, the Borrower's compliance with the financial covenants under this Agreement both before and immediately after the incurrence of such Indebtedness or commitment therefor.


                                   ARTICLE X

                               Events of Default

                 If one or more of the following events (herein called "Events of Default" shall occur and be continuing:

                 (a) (i) any Credit Party shall fail to pay the principal of any Loan or shall fail to make any reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; (ii) or any Credit Party shall fail to pay any interest on any Loan or L/C Disbursement or any fee or other amount payable by it hereunder (other than an amount referred to in clause (a) above) more than two Business Days after the date when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                 (b) any Credit Party or any Subsidiary shall default in the payment when due (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) of any amount of principal of or interest on or any other amount payable in connection with any of its Indebtedness not specified in clause (a) above in an aggregate principal amount of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness becoming due prior to its stated maturity; or

                 (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Credit Party, or any certificate furnished to any Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank pursuant to the provisions hereof or the other Loan Documents, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect and, if the Credit Parties and the Majority Lenders agree that the effects of such false or misleading representation, warranty or certification are curable, such effects shall not have been cured to the satisfaction of the Majority Lenders within 10 days after the earlier of (x) the date on which any Credit Party obtained knowledge that such representation, warranty or certification was so false or misleading or (y) the date of notice by the Administrative Agent, the Collateral Agent or the Issuing Bank to the relevant Credit Party that such representation, warranty or certification was so false or misleading; or

                 (d) any Credit Party shall default in the performance of any of its obligations under Article IX (other than under any of Sections 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(g), 9.01(h), 9.02, 9.03(b),
         9.03(c) and 9.04); or any Credit Party shall default in the performance of any of its other obligations in this Agreement or any other Loan Document, including any of Sections 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(g), 9.01(h), 9.02, 9.03(b), 9.03(c) and 9.04
         (not governed by any other provision in this Article X), and such default shall continue unremedied for a period of 10 days after the earlier of (x) the date on which any Credit Party obtained knowledge of such default or (y) the date of notice by the Administrative Agent, the Collateral Agent or the Issuing Bank to the relevant Credit Party of the occurrence of such default; or

                 (e) any Credit Party, any Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                 (f) any Credit Party, any Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or readjustment of debts, (v) take any corporate action for the purpose of effecting any of the foregoing; provided that an event specified in clauses (i) through (v) above shall be deemed to have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to a Material Subsidiary Group at the time when such an event shall have occurred with respect to all Subsidiaries constituting such Material Subsidiary Group; or

                 (g) a proceeding or case shall be commenced, without the application or consent of any Credit Party, any Material Subsidiary or all Subsidiaries constituting a Material Subsidiary Group in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, including the filing of an involuntary petition under the Bankruptcy Code, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of such Credit Party or Subsidiary under any law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and shall not be vacated or dismissed within 60 days; or an order for relief against such Credit Party or Subsidiary shall be entered in an involuntary case under any applicable bankruptcy code; provided that an event specified in clauses (i) through (iii) above or the preceding subclause shall be deemed to have occurred with respect to a Material Subsidiary Group at the time when such an event shall have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to all Subsidiaries constituting such Material Subsidiary Group; or

                 (h) a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against any Credit Party and/or any of its

         Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof (or, if later, by the date on which such judgment specified that payment is due), and the relevant Credit Party or Subsidiary shall not, within said period of 30 days (or by such later date on which payment is due, as aforesaid), or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                 (i) an event or condition specified in Section 9.01(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Lenders, material in relation to the consolidated financial position of the Borrower and its consolidated Subsidiaries; or

                 (j) there shall occur a Change of Control; or

                 (k) an event or condition that constitutes a default or breach by the Borrower or any of its Subsidiaries of any affiliation agreement between the Borrower or such Subsidiary on the one hand and Silver King or any of its Affiliates (or the respective successors or assigns of Silver King or such Affiliates) on the other hand; or

                 (l) any material provision of the Pledge Agreement or Article VI of this Agreement shall cease, for any reason, to be in full force and effect, or any Person shall so assert, or any Lien created by the Pledge Agreement shall cease, for any reason other than a change in applicable law, to be enforceable and of the same effect and priority purported to be created thereby; provided that, in the event any Lien created by the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby solely as a result of a change in applicable law, such unenforceability and effected priority shall not constitute an Event of Default so long as the Borrower takes all necessary action under such change to restore the enforceability and priority of such Lien and delivers an opinion of counsel to such effect in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the Issuing Bank within 30 days of the effectiveness of such change;

THEREUPON: (A) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Article X, the Administrative Agent, with the consent of the Majority Lenders, may and, upon request of the Majority Lenders, shall, by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower and the Guarantors hereunder and under any other Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, diligence, protest or other formalities of any kind, all of which are hereby expressly waived by the Credit Parties; and (B) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g) of this Article X, the Commitments shall be automatically terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower and the Guarantors hereunder and under any other Loan Documents shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Credit Parties.

                                   ARTICLE XI

               The Administrative Agent and the Collateral Agent.

                 In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and LTCB Trust Company is hereby appointed to act as Collateral Agent on behalf of the Lenders (for purposes of this Article XI, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders, the Issuing Bank and each assignee of any such Lender or the Issuing Bank, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent and its respective directors, officers, employees or agents shall have no responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not by reason of this Agreement or any other Loan Documents be a trustee or other fiduciary for any Lender. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices and financial statements delivered by the Borrower or any other Credit Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Pledge Agreement.

                 Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any recital, statement, warranty or representation herein or in any other Loan Document or the contents of any certificate or other document delivered in connection herewith or therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, sufficiency, value, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or any other certificates, instruments or agreements referred to or provided for herein or therein. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any notice, instrument, document or other communication believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Credit Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Lenders.

                 Neither Agent shall be deemed to have knowledge of the occurrence of a Default (other than, in the case of the Administrative Agent, the nonpayment of principal of or interest on Loans or of Fees) unless such Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the Lenders and the other Agent (and the Administrative Agent shall give each Lender and the Collateral Agent prompt notice of each such nonpayment). The Administrative Agent or the Collateral Agent, as the case may be, shall (subject to this Article XI and Section 12.04) take such action with respect to such Default as shall be directed by the Majority Banks; provided that, unless and until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

                 Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time upon delivery of 30 days' prior written notice to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders and the Borrower shall have the right to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                 Each Agent acts initially through its office designated on the signature pages hereof, but may transfer its functions as Administrative Agent or Collateral Agent, as the case may be, to any other office, branch or Affiliate of such Agent at any time by giving prompt, subsequent written notice to each of the other parties to this Agreement or the Pledge Agreement, as the case may be.

                 Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including protective advances for insurance, taxes or other amounts advanced by the Collateral Agent to preserve or protect the interests of the Secured Parties, as well as counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or any other action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Credit Party; provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                 Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                 Neither Agent shall be required to keep itself informed as to the performance or observance by the Borrower or either Guarantor of this Agreement, the Pledge Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, either Guarantor or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished by the Administrative Agent or the Collateral Agent hereunder or under the Pledge Agreement, neither Agent shall have any duty or responsibility to provide the other Agent or any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of such Agent or any of its respective Affiliates.


                                  ARTICLE XII

                                 Miscellaneous

                 SECTION 12.01. Waiver. No failure on the part of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 SECTION 12.02. Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or; as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with receipt confirmed either mechanically or in writing by a person at the office of the recipient), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 SECTION 12.03. Expenses, etc. (a) The Credit Parties jointly and severally agree to pay or reimburse each of the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank for paying:

                 (i) all costs and expenses of each of the Administrative Agent, the Collateral Agent and the Issuing Bank (including the reasonable fees and expenses of all special counsel to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders, in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents and any related documents) in connection with the administration of this Agreement, the other Loan Documents and any related documents and the making of the initial Loans hereunder and (B) any amendment, modification or waiver of any of the terms of this Agreement, any other Loan Documents or any related documents (whether or not any such amendment, modification or waiver is signed or becomes effective); and

                 (ii) all reasonable costs and expenses of each Lender, the Administrative Agent, the Collateral Agent and the Issuing Bank (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement or any other Loan Documents and the protection of the rights of each Lender, the Administrative Agent, the Collateral Agent and the Issuing Bank against any Credit Party or any of their respective assets;

                 (iii) all transfer, stamp, documentary and other similar taxes, assessments or charges (including penalties and interest) levied by any governmental or revenue authority in respect of this Agreement, the other Loan Documents or any other document referred to herein.

                 (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans and the Letters of Credit, or (iii) any claim, litigation, investigation or proceeding (including any threatened litigation or other proceeding) relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                 (c) The provisions of this Section 12.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the other Loan Documents, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or Letters of Credit, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender. All amounts due under this Section 12.03 shall be payable on written demand therefor accompanied by a reasonably detailed description of the amounts due and the circumstances giving rise thereto.

                 SECTION 12.04. Amendments, etc. Neither this Agreement nor any other Loan Documents nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Majority Lenders, the Administrative Agent and the Credit Parties may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any of the other Loan Documents or changing in any manner the rights of the Lenders or the Issuing Bank or of any Credit Party hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent (with the consent of the Majority Lenders) may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or the Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount of any Loan or any L/C Disbursement, or increase the amount of any Lender's Commitment, or release either Guarantor from any of its obligations hereunder (or any future guarantor that executes a guarantee substantially in the form of Article VI), or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definition of "Majority Lenders" in Section 1.01 or the percentage of the Lenders otherwise required to take actions under this Agreement, or any of the other Loan Documents, or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any of the other Loan Documents or release any Credit Party or any of the Pledged Securities (other than a release pursuant to Article 16 of the Pledge Agreement), in each case without the prior written consent of all the Lenders, or (b) amend, modify or waive any provision of Article XI without the prior written consent of the Administrative Agent and the Collateral Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and all future holders of the Notes. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank shall be restored to their former position and rights hereunder and under the outstanding Notes and the Letters of Credit, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right subsequent thereon.

                 SECTION 12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 SECTION 12.06. Assignments and Participation. (a) Neither the Borrower nor either Guarantor may assign its rights or obligations hereunder or under any other Loan Document without the prior consent of all of the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank.

                 (b) Any Lender may assign any of its Loans, its Note or its Commitment without the prior consent of the Borrower, either Guarantor, the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender; provided that (i) partial assignments (being assignments of less than the entire amount of a Lender's Commitment and Loans) to any Person other than another Lender or an office, branch or affiliate of the assigning Lender shall be in a principal amount of not less than $5,000,000, (ii) any such assignment shall be made pursuant to an Assignment and Acceptance to be delivered to the Administrative Agent and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (A) written notice to the Borrower and the Administrative Agent of an assignment, identifying in detail reasonably satisfactory to the Administrative Agent the assignee Lender and the amount of the assignor Lender's Commitment and Loans assigned, and (B) payment by the assignor or the assignee to the Administrative Agent, for the Administrative Agent's own account, of a recordation fee of $3,500, the assignee shall have, as of the date of effectiveness of such assignment and to the extent of such assignment, the obligations, rights and benefits of, and shall be deemed for all purposes hereunder, a Lender party hereto holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assignor shall be released from such obligations to such extent.

                 (c) Any Lender may sell to one or more other Persons a participation in all or any part of the Commitment or any Loan held by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Article V and 9.01(h) with respect to its participation in such Loan as if (and the Credit Parties shall be directly obligated to such participant under such provisions as if) such participant were a "Lender" for purposes of said Sections, but shall not have any other rights or benefits under this Agreement or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Lender in favor of such participant); provided that all amounts payable by any Credit Party to any Lender and any participant under Article V in respect of any Loan shall be determined as if such Lender had not sold any participations in such Loan and as if such Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Lender that sells a participation be obligated to any participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Lender's Note (including the extension of such Lender's Commitment pursuant to Section 2.09) except that such Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the reduction of any payment of principal thereof, (iii) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) Commitment Fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or Commitment Fee, as the case may be, in respect of such participation or (iv) release any of the Pledged Securities (other than a release pursuant to Section 16 of the Pledge Agreement).

                 (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may, without the prior consent of the Borrower, either Guarantor, the Administrative Agent, the Collateral Agent, the Issuing Agent or any Lender, assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (e) A Lender may, subject to Section 12.07, furnish any information concerning any Credit Party or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                 SECTION 12.07. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders hereby acknowledge that certain of the information to be furnished to them pursuant to this Agreement may be non-public information. The Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender hereby agrees that it will keep all information so furnished to it pursuant hereto confidential in accordance with its normal banking procedures and, except in accordance with such procedures, will make no disclosure to any other Person of such information until the same shall have become public, except (a) in connection with matters involving this Agreement (including litigation involving any Credit Party, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders) and with the obligations of any of the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender under law or regulation,
(b) pursuant to subpoenas or similar process, (c) to Governmental Authorities or examiners, (d) to independent auditors or counsel, (e) to any parent or corporate Affiliate of any of the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender, or (f) to any participant or proposed participant or assignee or proposed assignee hereunder so long as such participant or proposed participant or assignee or proposed assignee (i) is not in the same general type of business as the Borrower on the date of such disclosure and (ii) agrees in writing to accept such information subject to the restrictions provided in this Section 12.07; provided that in no event shall any of the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

                 SECTION 12.08. Survival. Without limiting the survival of any other obligations of the Credit Parties and the Lenders hereunder, the obligations of the Credit Parties under Sections 2.06, 5.01, 5.04, 5.05 and
12.03 and the obligations of the Banks under Sections 4.07, 11.05 and 12.07, shall survive the repayment of the Loans and the termination of the Commitments.

                 SECTION 12.09. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 SECTION 12.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 SECTION 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 12.12. JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE CREDIT PARTIES HEREBY AGREES THAT:

                 (A) ANY SUIT, ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, THE LOANS, THE NOTES, THE LETTERS OF CREDIT, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTS RELATED HERETO OR THERETO OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF OR THEREOF MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (COLLECTIVELY, THE "SUBJECT COURTS"), AS THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK OR ANY LENDER MAY ELECT IN ITS SOLE DISCRETION AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE SUBJECT COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT. EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK OR THE RESPECTIVE LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE APPLICABLE CREDIT PARTY ADDRESSED AS PROVIDED IN
         SECTION 12.02. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN ANY COMPETENT COURT OF ANY OTHER JURISDICTION OR JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                 (B) EACH OF THE CREDIT PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENTS IN CONNECTION HEREWITH OR THEREWITH, ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE SUBJECT COURTS, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 12.13. Severability. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      HOME SHOPPING NETWORK, INC.,
                                        as the Borrower,

                                      by
                                            /s/  Kevin J. McKeon
                                          ------------------------------------
                                          Name:  Kevin J. McKeon
                                          Title: Executive Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer

                                      11831 30th Court North
                                      St. Petersburg, FL  33716
                                      Telecopier No.:  (813) 539-6505
                                      Telephone No.:   (813) 572-8585

                                      Attention of Chief Financial Officer

                                      with a copy to:

                                      "Legal Department"

                                      Attention of General Counsel

                                      Telecopier No.:  (813) 573-0866

                                      HOME SHOPPING CLUB, INC.,
                                         as a Guarantor,

                                         by
                                            /s/  Kevin J. McKeon
                                          ------------------------------------
                                          Name:  Kevin J. McKeon
                                          Title: Secretary and Treasurer

                                      11831 30th Court North
                                      St. Petersburg, FL  33716
                                      Telecopier No.:  (813) 539-6505
                                      Telephone No.:   (813) 572-8585

                                      Attention of Finance Department

                                      with a copy to:

                                      "Legal Department"

                                      Attention of General Counsel

                                      Telecopier No.:  (813) 573-0866

                                      HSN REALTY, INC.,
                                         as a Guarantor,

                                         by
                                            /s/  Kevin J. McKeon
                                          ------------------------------------
                                          Name:  Kevin J. McKeon
                                          Title: Secretary and Treasurer

                                      11831 30th Court North
                                      St. Petersburg, FL 33716
                                      Telecopier No.:  (813) 539-6505
                                      Telephone No.:   (813) 572-8585

                                      Attention of Finance Department

                                      with a copy to:

                                      "Legal Department"

                                      Attention of General Counsel

                                      Telecopier No.:  (813) 573-0866

                                      The Lenders


Commitment

$32,000,000                           THE CHASE MANHATTAN BANK,
                                      individually and as Administrative Agent,

                                      by
                                            /s/  John J. Huber, III
                                          ------------------------------------
                                          Name:  John J. Huber, III
                                          Title: Managing Director

                                      Lending Office for ABR Loans:
                                         270 Park Avenue
                                         New York, New York 10017

                                      Lending Office for Eurodollar Loans:
                                         270 Park Avenue
                                         New York, NY 10017

                                      Address for Notices:
                                         One Chase Manhattan Plaza
                                         4th Floor
                                         New York, NY 10081

                                      Telecopier No.:  (212) 552-4905
                                      Telephone No.:   (212) 552-1366

                                      Attention of John J. Huber

                                      with a copy to:

                                      Agent Bank Services Group
                                      140 East 45th Street, 29th Floor
                                      New York, NY 10017

                                      Telecopy No.:  (212) 622-0002
                                      Telephone No.:  (212) 622-0648

                                      Attention of Gloria Javier

$31,500,000                           LTCB TRUST COMPANY, individually and
                                         as Collateral Agent,


                                      By
                                            /s/  John A. Krob
                                          ------------------------------------
                                          Name:  John A. Krob
                                          Title: Senior Vice President

                                      Lending Office for ABR Loans:

                                         165 Broadway, 49th Floor
                                         New York, NY 10006

                                      Lending Office for Eurodollar Loans:

                                         165 Broadway, 49th Floor
                                         New York, New York 10006

                                      Address for Notices:

                                         165 Broadway, 49th Floor
                                         New York, New York 10006

                                      Telex No.:  425722
                                      Telecopier No.:  (212) 608-3081
                                      Telephone No.:   (212) 335-4854

                                      Attention of  Winston Brown

                                      With a copy to:

                                      The Long-Term Credit Bank of Japan,
                                      Limited
                                      Atlanta Representative Office
                                      245 Peach Tree Center Avenue, N.E.,
                                      Suite 2801
                                      Atlanta, Georgia 30303

                                      Telecopier No.:  (404) 658-9751
                                      Telephone No.:  (404) 659-7210

                                      Attention of Philip Marsden

$31,500,000                           THE BANK OF NEW YORK COMPANY, INC.,
                                         individually and as Documentation
                                         Agent,

                                      by
                                            /s/  Kalpana Raina
                                          ------------------------------------
                                          Name:  Kalpana Raina
                                          Title: Authorized Signer

                                      Lending Office for ABR Loans:
                                         One Wall Street
                                         New York, New York 10286

                                      Lending Office for Eurodollar Loans:
                                         One Wall Street
                                         New York, New York 10286

                                      Address for Notices:
                                         One Wall Street
                                         New York, New York 10286

                                      Telex No.:
                                      Telecopier No.:
                                      Telephone No.:

                                      Attention of

$15,000,000                           FIRST HAWAIIAN BANK,




                                      by
                                            /s/  Donald C. Young
                                          ------------------------------------
                                          Name:  Donald C. Young
                                          Title: Assistant Vice President

                                      Lending Office for ABR Loans:
                                         1132 Bishop Street, 19th Floor
                                         Honolulu, HI 96813

                                      Lending Office for Eurodollar Loans:
                                         1132 Bishop Street, 19th Floor
                                         Honolulu, HI 96813

                                      Address for Notices:
                                         1132 Bishop Street, 19th Floor
                                         Honolulu, HI 96813

                                      Telex No.:  723-8329 Answer Back-FRST HR
                                      Telecopier No.:  (808) 525-8973
                                      Telephone No.:   (808) 525-8975

                                      Attention of Don Young

$15,000,000                           THE FUJI BANK, LIMITED,




                                      by
                                            /s/  Hirotoshi Naito
                                          ------------------------------------
                                          Name:  Hirotoshi Naito
                                          Title: Joint General Manager

                                      Lending Office for ABR Loans:
                                         333 South Hope Street, 39th Floor
                                         Los Angeles, CA 90071

                                      Lending Office for Eurodollar Loans:
                                         333 South Hope Street, 39th Floor
                                         Los Angeles, CA 90071

                                      Address for Notices:
                                         333 South Hope Street, 39th Floor
                                         Los Angeles, CA 90071

                                      Telex No.:
                                      Telecopier No.:  (213) 253-4198
                                      Telephone No.:   (213) 253-4129

                                      Attention of Vivian Chang

$10,000,000                           THE SUMITOMO BANK, LIMITED,




                                      by
                                            /s/  Brian M. Smith
                                          ------------------------------------
                                          Name:  Brian M. Smith
                                          Title: Senior Vice President and
                                                 Regional Manager (East)

                                      by
                                            /s/  Jeffrey N. Frost
                                          ------------------------------------
                                          Name:  Jeffrey N. Frost
                                          Title: Regional Vice President-Credit
                                                 (East)

                                      Lending Office for ABR Loans:
                                        Chicago Administration Center
                                         233 South Wacker Drive, Suite 5400
                                         Chicago, IL 60606

                                      Lending Office for Eurodollar Loans:
                                        Chicago Administration Center
                                         233 South Wacker Drive, Suite 5400
                                         Chicago, IL 60606

                                      Address for Notices:
                                         Tampa Representative Office
                                         100 South Ashley Drive, Suite 1780
                                         Tampa, FL 33602

                                      Telex No.:  none
                                      Telecopier No.:  (813) 229-6372
                                      Telephone No.:   (813) 229-6002

                                      Attention of Vice President and Manager

$15,000,000                           TORONTO DOMINION (TEXAS), INC.,




                                      by
                                            /s/  Neva Nesbitt
                                          ------------------------------------
                                          Name:  Neva Nesbitt
                                          Title: Vice President

                                      Lending Office for ABR Loans:
                                        909 Fannin Street, 17th Floor
                                        Houston, TX 77010

                                      Lending Office for Eurodollar Loans:
                                        909 Fannin Street, 17th Floor
                                        Houston, TX 77010

                                      Address for Notices:
                                        909 Fannin Street, 17th Floor
                                        Houston, TX 77010

                                      Telex No.:
                                      Telecopier No.:  (713) 951-9921
                                      Telephone No.:   (713) 653-8261

                                      Attention of Neva Nesbitt